UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party Other Than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Southern Union Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5444 Westheimer Road
Houston, Texas  77056

April 7, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Southern Union Company to be held at 11:00 a.m. (Eastern Time) on Tuesday, May 13, 2008, at The Regency, 540 Park Avenue, New York, New York 10021.  A notice of the meeting, a Proxy Statement and a proxy card containing information about the matters to be acted upon are enclosed.

At this year’s Annual Meeting, you will be asked to vote on the election of ten directors and the ratification of PricewaterhouseCoopers LLP’s appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

Following the formal business session, there will be an informal presentation about the present status and strategic outlook of the Company and an opportunity for stockholders to pose questions of general interest to representatives of the Company’s senior management.

Whether or not you plan to attend the meeting on May 13, 2008, please review our proxy materials and either mark, sign and date the enclosed proxy card or submit your proxy or voting instruction card, as applicable, by telephone or through the internet. Instructions for each type of voting are included in the Notice of Internet Availability of Proxy Materials that you received and in this proxy statement. If you attend the meeting and prefer to vote at that time, you may do so.  Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,

Sincerely,
                 /s/ GEORGE L. LINDEMANN
        GEORGE L. LINDEMANN
Chairman of the Board,
Chief Executive Officer and President

Notice of Annual Meeting of Stockholders	i

Defined Terms	iii
Questions and Answers	1
Proposal One – To Elect Ten Directors	5
Nominees for Election	5
Vote Required and Board Recommendation	6
Proposal Two – To Ratify the Appointment of PricewaterhouseCoopers LLP
as Independent Registered Public Accounting Firm	7
Description of Proposal Two	7
Vote Required and Board Recommendation	7
Corporate Governance	8
Meetings and Committees of the Board	11
Audit Committee Report	13
Compensation Committee Report	15
Compensation Discussion and Analysis	15
2007 Executive Compensation	25
Summary Compensation Table	26
Grants of Plan Based Awards	27
Outstanding Equity Awards at December 31, 2007	28
Option Exercises and Stock Vested	30
Non-Qualified Deferred Compensation	30
Potential Payments Upon Termination or Change of Control	31
2007 Director Compensation	32
Security Ownership of Certain Beneficial Owners and Management	35
Section 16(a) Beneficial Ownership Reporting Compliance	37
Other Business	37
The Company’s 2007 Annual Report	37

5444 Westheimer Road
Houston, Texas  77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2008

To the holders of common stock of SOUTHERN UNION COMPANY:

The 2008 Annual Meeting of Stockholders of Southern Union Company, a Delaware corporation, will be held at The Regency, 540 Park Avenue, New York, New York 10021:

DATE/TIME

Tuesday, May 13, 2008

11:00 a.m.  (Eastern Time)

PURPOSE

To consider the following Company business matters:

•	The election of ten directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified (Proposal One);

•	The ratification of the appointment of PricewaterhouseCoopers LLP as Southern Union’s independent registered public accounting firm for the year ending December 31, 2008 (Proposal Two); and

•	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your Board of Directors unanimously recommends that you vote FOR the election of each of the ten nominees to the Board of Directors named in Proposal One and FOR Proposal Two, as further described in this Proxy Statement.

DOCUMENTS

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Statement, a proxy card and our 2007 Annual Report and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2007 Annual Report are available on our web site at http://www.sug.com/proxy_2008. Our 2007 Annual Report, including our Form 10-K for the year ended December 31, 2007, does not form a part of the material for the solicitation of proxies.

PLACE

The Regency
540 Park Avenue
New York, New York 10021

RECORD DATE

Holders of record of the Company’s common stock at the close of business on March 26, 2008 will be entitled to vote at the Annual Meeting or any adjournment thereof.  A complete list of stockholders of record entitled to vote at the Annual

i

Meeting will be maintained in the Company’s principal executive office at 5444 Westheimer Road, Houston, Texas 77056 for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

VOTING

Holders entitled to vote may do so in any of the following manners:

•	By marking, signing, dating and returning a proxy card. To vote for the Company’s nominees, mark, sign, date, and return the enclosed proxy card in the accompanying postage pre-paid envelope;

•	Via the internet or telephone in accordance with the instructions on your proxy card; or

•	In person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.

You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy card bearing a later date.  If you are present at the meeting, you may revoke your proxy and vote in person on each matter brought before the meeting.

By Order of the Board of Directors,
/s/ ROBERT M. KERRIGAN, III
ROBERT M.  KERRIGAN, III
Vice President, Assistant General
Counsel and Secretary

Houston, Texas
April 7, 2008

Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Meeting. Our Proxy Statement and 2007 Annual Report are available at www.sug.com/proxy_2008.

ii

DEFINED TERMS

The following terms used in this Proxy Statement shall have the meanings set forth below.

“1992 Plan” means Southern Union’s 1992 Long Term Stock Incentive Plan.

“401(k) Plan” means Southern Union’s Savings Plan.

“Amended Bonus Plan” means Southern Union’s Amended and Restated Executive Incentive Bonus Plan.

“Annual Meeting” means the annual meeting of stockholders of the Company to be held May 13, 2008.

“Board” or “Board of Directors” means Southern Union’s Board of Directors.

“By-laws” means Southern Union’s By-laws (as amended through January 3, 2007).

“Company” or “Southern Union” means Southern Union Company, a Delaware corporation.

“COSO” means The Committee of Sponsoring Organizations of the Treadway Commission.

“Directors’ Plan” means Southern Union’s Directors’ Deferred Compensation Plan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Kasowitz Firm” means Kasowitz, Benson, Torres & Friedman, LLP.

“NYSE” means the New York Stock Exchange.

“Panhandle” means Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership.

“Panhandle Energy” means Panhandle, its affiliates and subsidiaries.

“Proxy Statement” means this proxy statement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Senior Executives” means all officers with the rank of Vice President or higher and all employees of the Company earning a base salary of $175,000 or more.

“Stock Incentive Plan” means Southern Union’s Second Amended and Restated 2003 Stock and Incentive Plan.

“Supplemental Plan” means Southern Union’s Supplemental Deferred Compensation Plan.

iii

5444 Westheimer Road
Houston, Texas 77056

_______________________

PROXY STATEMENT
_______________________

The Southern Union Board of Directors is furnishing you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2008 Annual Meeting of Stockholders of Southern Union Company or any adjournment thereof.  The Annual Meeting will be held at 11:00 a.m., Eastern Time, Tuesday, May 13, 2008 at The Regency, 540 Park Avenue, New York, New York 10021.

This Proxy Statement, the Notice of the Annual Meeting and the enclosed proxy card are being mailed to stockholders on or about April 7, 2008. These same materials are available on our web site at www.sug.com/proxy_2008.  All properly executed written proxies that are received by the Board of Directors will be voted as directed by the stockholders at the Annual Meeting. Each person who is a Southern Union stockholder of record at the close of business on March 26, 2008, the record date, is entitled to vote at the Annual Meeting or any adjournments thereof.

QUESTIONS AND ANSWERS

Q:	Why did you send me this Proxy Statement?
A:
We sent this Proxy Statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting. This Proxy Statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 7, 2008.

Q:	When and where is the Annual Meeting?
A:	The Company’s Annual Meeting of Stockholders will be held at 11:00 a.m., Eastern Time, Tuesday, May 13, 2008, at The Regency, 540 Park Avenue, New York, New York 10021.

Q:	Who is entitled to attend and vote at the Annual Meeting?
A:
Stockholders as of the close of business on the record date, March 26, 2008, are entitled to attend and vote at the Annual Meeting or any adjournment thereof.  Each share of common stock is entitled to one vote.

Q:	How do proxies work?
A:
The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may vote for all, some, or none of our director nominees.  You may also vote for or against the other item or abstain from voting. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of our director nominees and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	How do I vote?
A:	You may:

•	Vote by marking, signing, dating and returning a proxy card. To vote for the Company’s nominees, mark, sign, date, and return the enclosed proxy card in the accompanying envelope;

•	Vote via the internet or telephone in accordance with the instructions on your proxy card; or
•	Vote in person by attending the Annual Meeting. We will distribute written ballots to any stockholder who wishes to vote in person at the Annual Meeting.

Q:	Do I have to vote?
A:
No. However, your vote is important and we strongly encourage you to mark, sign, date and promptly return the enclosed proxy card, so that your shares may be voted in accordance with your wishes and so the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation.  Voting your shares by the enclosed proxy card does not affect your right to vote in person in the event you attend the Annual Meeting.  You may vote for all, some, or none of the Company’s director nominees. You may abstain with respect to or vote “FOR” or “AGAINST” the other proposal.

Q:	What does it mean if I receive more than one proxy card?
A:	If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account. Please mark, sign, date, and return all cards you receive.

Q:	Will my shares be voted if I do not sign and return my proxy card?
A:
They could be. If your shares are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, pursuant to the New York Stock Exchange Rules, your broker, bank or nominee may either use its discretion to vote your shares on “routine matters” or leave your shares unvoted.  If your shares are held in street name, your broker, bank or nominee will include a voting instruction card with this Proxy Statement.  We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card.  Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q:	Can I change my vote?
A:
Yes.  At any time before the persons named on your proxy card vote your shares of common stock at the Annual Meeting as you have instructed, you can change or revoke your vote if the Company’s Secretary receives a written notice from you or a subsequently signed and dated proxy card.

Q:        What will I likely be voting on?
A:        There are two proposals that are expected to be voted on at the Annual Meeting:

•	The election of ten members of our Board of Directors; and
•	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

As of the date this Proxy Statement was printed, the Company was not aware of any additional matters to be raised at the Annual Meeting.

Q:        What are the Board’s recommendations?
A:        The Board of Directors recommends a vote:

•	FOR the election of each of the directors nominated by the Company; and
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	What constitutes a quorum?
A:
As of the record date, 123,730,856 shares of common stock were issued and outstanding.  A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting.  If you vote, then your shares will be considered part of the quorum.  Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum for the Annual Meeting.

Q:	What is a broker non-vote?
A:
Under the rules that govern brokers who have record ownership of shares that they hold in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters but do not have discretion to vote such shares on non-routine matters.  Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a proposal because the nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.  Brokers normally have discretion to vote on routine matters, such as uncontested director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as stockholder proposals or contested director elections.

Q:	How many votes are needed to approve each item in this Proxy Statement?
A:
Election of Directors. The ten director nominees receiving the highest numbers of affirmative votes cast will be elected to fill the seats on the Board.  Abstentions and broker non-votes have no effect on the outcome of the election of directors under Proposal One.

Ratification of auditor selection. The affirmative vote of a majority of the stock having voting power represented at the Annual Meeting in person or by proxy is necessary for this proposal to be approved.  Broker non-votes do not count as votes for or against this proposal.  Any shares not voted as a result of an abstention effectively will be treated as a vote against Proposal Two because they will count in determining whether the shares are present, but not as a vote for Proposal Two.

Q:	Who will tabulate the votes?
A:
A representative from Computershare, the Company’s transfer agent, will tabulate the votes and the Company’s Secretary and a representative of its Corporate and Securities Counsel, Locke Lord Bissell & Liddell LLP, will act as inspectors of the election.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election. The inspectors will also determine whether a quorum is present at the Annual Meeting.

The shares represented by the proxy cards received, properly marked, dated, signed, and not revoked, will be voted at the Annual Meeting.  If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice.  Any proxy card that is returned signed but not marked will be voted FOR each of the Director nominees, FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and as the proxy holder deems desirable for any other matters that may come before the Annual Meeting.  Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

Q:	Is my vote confidential?
A:
Yes.  Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential.  Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card.  Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

Q:	Who pays the solicitation expenses for this Proxy Statement and related Company materials?
A:
Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to owners of common stock.

Q:	May I access this year’s Proxy Statement and Annual Report via the Internet?
A:	Yes. This Proxy Statement and our 2007 Annual Report, which includes our Form 10-K for the year ended December 31, 2007, are available on our website at www.sug.com/proxy_2008.

Q:        Can I receive electronic delivery of proxy materials and annual reports?
A:
Yes. This Proxy Statement and the Company’s 2007 Annual Report are available on our website at www.sug.com/proxy_2008. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. Based upon new rules adopted by the Securities and Exchange Commission, we expect to use the Notice and Access form of proxy distribution next year. Under that method, you will receive a notice in the mail about electronic or paper copies, and will then need to respond if you want paper copies mailed to you in 2009. By opting to access your proxy materials online, you will save us the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Stockholders of record may enroll in the electronic proxy and annual report access service for future annual meetings by registering online at www.computershare.com.

Q:	How do I obtain a copy of the Company’s materials related to corporate governance?
A:
Our Corporate Governance Principles, charters of each standing Board committee and other materials related to our corporate governance can be found on the Corporate Governance section of our website at www.sug.com.  In addition, this information is available in print free of charge to any stockholder who requests it by contacting the Company’s Secretary.

Q.	When are the 2009 stockholder proposals due?
A:
Under the rules of the Securities and Exchange Commission, in order to be considered for inclusion in next year’s proxy statement, all stockholder proposals must be submitted in writing by December 8, 2008 to Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056, Attention: Secretary. The notice should contain the text of any proposal, the name and address of the shareholder as they appear in the books of the Company, the number of common shares of the Company that are beneficially owned by the shareholder, and any material interest of the shareholder in such business.  If a stockholder submits a proposal for consideration at the 2009 annual meeting after December 8, 2008, the Company’s proxy for the 2009 annual meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2009 annual meeting.  Under the By-Laws, in order to be considered at the 2009 annual meeting, any stockholder proposal (other than a director nomination, which is addressed below) must be delivered to the Company’s Secretary at the principal executive offices of the Company not less than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year's annual meeting of stockholders (on January 13, 2009 assuming a May 13, 2008 Annual Meeting); provided, however, that if the Board of Directors schedules the annual meeting for a date more than 30 calendar days prior to the anniversary of the preceding year's annual meeting, a stockholder’s notice shall be deemed timely if it is delivered not later than the close of business on the 10th calendar day following the day on which public announcement of the date of such meeting is first made.

Q:	How does a stockholder nominate someone to be considered for election as a director of Southern Union?
A:
Any member of the Board of Directors or any stockholder or group of stockholders entitled to vote in an election meeting and who is a stockholder of record at the time of making any such notice may recommend any person as a nominee for director of Southern Union by submitting such recommendation or notice of nomination in writing to the Corporate Governance Committee through its Chairman at the principal executive offices of the Company not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting (for the 2009 meeting, such notice must be received by December 8, 2008)  (the “Notice”).  In cases where the Company changes its annual meeting date by more than 30 calendar days from year to year, or intends to hold an election meeting at a time other than at the annual meeting, the Notice must be received by the Chairman of the Corporate Governance Committee no later than the close of business on the 10th calendar day following the date on which notice of the date of the annual meeting or election meeting is publicly disclosed.

PROPOSAL ONE

TO ELECT TEN DIRECTORS

Nominees for Election

(Item 1 on the proxy card).

There are ten nominees for election to the Board of Directors.  Except for Ms. Barzuza, each of the director nominees was elected by our stockholders at our 2007 Annual Meeting.  Effective March 1, 2008, Ms. Barzuza was appointed to the Board of Directors, upon recommendation of the Corporate Governance Committee of the Board of Directors.  The Corporate Governance Committee conducted a search and interview process to identify qualified director candidates; Ms. Barzuza had been identified to the Committee by an executive officer of the Company.  Ms. Barzuza is standing for election by the stockholders for the first time.

The Board of Directors has determined that eight of the ten director nominees, Messrs. Brodsky, Denius, Gitter, Jacobi, McCarter, Rountree and Scherer and Ms. Barzuza are “independent” as that term is defined in the NYSE director independence standards.  Further, each of the independent directors meets the additional independence criteria set forth in the Company’s Corporate Governance Guidelines.  Each director to be elected pursuant to this Proposal One will hold office until the 2009 annual meeting of stockholders.  In any event, a director elected pursuant to this Proxy Statement will hold office until his successor is elected and is qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

Information about the nominees for election as directors appears below:

George L. Lindemann has been Chairman of the Board, Chief Executive Officer and a director since 1990 and has served as the Company’s President since November 2005.  He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. from its formation in 1983 until its sale to Bell Atlantic Corp. in April 1992.  He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a family investment entity, since 1982.  Age:  72.

Michal Barzuza has been an Associate Professor of Law at the University of Virginia School of Law, where she has offered courses in corporate governance, corporate law policy and corporations.  Prior to joining the University of Virginia in 2005, Ms. Barzuza was the John M. Olin Research Fellow in Law & Economics at the Harvard Law School, Olin Center for Law, Economics and Business.  Director since March 2008.   Age:  36.

David Brodsky has been a private investor for over five years.  He was Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001.  Mr. Brodsky is currently a member of the board of directors and chairman of the Audit Committee of Harris Interactive Inc.  Director since 2002.  Age:  70.

Frank W. Denius has been Chairman Emeritus of the Company since 1990 and during such time has been engaged primarily in the private practice of law in Austin, Texas.  Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company.  Director since 1976.  Age:  83.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana since 1969.  He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978, an Assistant Professor of Ophthalmology at Tulane University since 1969 and is a past president of the Macula Society.  Dr. Gitter has previously served on the Boards of Escalon Medical Corporation, Metro Mobile CTS, Inc. and Akorn, Inc.  Director since 1995.  Age:  71.

Herbert H. Jacobi has been Honorary Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German private bank, since 2004, after serving as Chairman since 1998.  He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998.  He was a managing partner of Berliner Handels-und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977.  He is currently a director of DIC Deutsche Investors’ Capital AG.  He is Honorary President of German-American Federation Steuben-Schurz e.V.   Mr. Jacobi is also a director of the Palm Beach Civic Association. Mr. Jacobi previously served as a director of Gillette Company.  Director since 2004.  Age:  73.

Adam M. Lindemann has been non-executive Vice Chairman of the Board since February 2008 and a director since 1990.  He co-founded and has been a member of the Board of Managers of Mega Communications (“Mega”), a privately-held Spanish radio group serving the east coast of the United States, since 1998.  Mr. Lindemann has been managing the operations of Mega since 2002.  Mr. Lindemann managed investments for Lindemann Capital Partners, L.P. from 1996 to 2002.  Previously, he was employed in different capacities in the investment services industry.  Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board, President and Chief Executive Officer of Southern Union.    Age:  45.

Thomas N. McCarter, III has been a private investor and a general partner in W.P. Miles Timber Properties for over five years. Mr. McCarter is the retired chairman of Stillrock Management, Inc.  Mr. McCarter is Chairman of Ramapo Land Company, a director of the Institute of Scientific Investment and Governance (Tokyo, Japan) and serves on the advisory boards of Runnymede Capital Management, Inc. and the Whitehead Institute.  Director since 2005.  Age:  78.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina since 1962.  He has been a senior partner in the law firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965.  Mr. Rountree has served in both the North Carolina State Senate, including as a minority whip, and the State House of Representatives and as legislative counsel to North Carolina Governor James E. Holshouser, Jr.  Mr. Rountree currently serves as Lead Independent Director and as chairman of the Compensation Committee of MMC Energy, Inc. and previously served as a director of Metro Mobile CTS, Inc.  In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame.  Director since 1990.  Age:  74.

Allan D. Scherer has been a private investor in both real estate and oil and gas since 1987.  From 1978 to 1987, he was Vice President of the Palm Beach Polo & Country Club, a 2,000-acre real estate and equestrian development in West Palm Beach, Florida.  He was a consultant to Gulf & Western Corporation in its development of the Casa de Campo resort in the Dominican Republic from 1973 to 1978, and was President and Chief Executive Officer of privately held McGrath-Shank Company, developers of the Belmont Shore and Alamitos Bay properties in Southern California, from 1955 to 1973.  Director since 2005.  Age:  76.

Vote Required and Board Recommendation

The ten nominees with the greatest number of affirmative votes duly cast at the Annual Meeting will be elected as directors.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the ten nominees named above.  Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

Each of the nominees named above was recommended by the Corporate Governance Committee for election to the Board by the stockholders.

All nominees named above have indicated their willingness to serve, if elected; however, if at the time of the Annual Meeting, any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.  Should no substitute be designated, votes will be cast according to the judgment of George L. Lindemann and Herbert H. Jacobi.

The Board of Directors recommends a vote FOR the election of each of the nominees named above to the Board of Directors.

PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of Proposal Two

(Item 2 on the proxy card).

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company to audit its consolidated financial statements and the effectiveness of its internal controls over financial reporting for 2008, and the Board of Directors has determined that it would be desirable to request that the stockholders ratify such appointment.

PricewaterhouseCoopers LLP has served as the independent registered public accounting firm of the Company and its subsidiaries since 1990.  PricewaterhouseCoopers LLP is considered by the Audit Committee and by the management of the Company to be well qualified.  Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not legally required.  Nevertheless, at the recommendation of the Audit Committee, the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted for stockholder ratification as a matter of good corporate practice.  If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP at the Annual Meeting, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Southern Union and its stockholders.

Vote Required and Board Recommendation

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 requires the affirmative vote of a majority of the stock having voting power represented at the Annual Meeting in person or by proxy.  Broker non-votes do not count as votes for or against this proposal.  Any shares not voted as a result of an abstention effectively will be treated as a vote against this proposal because they will count in determining whether the shares are present, but not as a vote for this proposal.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company's integrity in the marketplace. The Company has adopted a code of ethics and business conduct for directors, officers and employees, known as the Code of Ethics and Business Conduct (the “Code”). The Company also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, By-laws and Board committee charters, form the framework for governance of the Company. All of these documents are available at www.sug.com by first clicking on “Corporate Governance” and then on “Governance Documents”.

The Corporate Governance Guidelines, Certificate of Incorporation, By-laws, Board committee charters and the Code are also available upon request, free of charge, by calling the Company at (713) 989-2000 or by written request to Southern Union Company, 5444 Westheimer Road, Houston, Texas, 77056, Attn: Secretary.

On an annual basis, each Director and executive officer is required to complete a Directors’ and Officers’ Questionnaire that includes disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  In addition, the Board and each Board committee conduct an annual self-evaluation.

Director Independence

In accordance with NYSE rules, the Board determines the independence of each Director and nominee for election as a Director in accordance with guidelines adopted by the Board, which include all elements of independence set forth in the NYSE listing standards.

Southern Union’s Corporate Governance Guidelines require that a majority of the Board be composed of “independent directors,” as defined by the listing standards of the NYSE and the Company’s Corporate Governance Guidelines.  The Corporate Governance Guidelines provide that, absent other considerations, a director will be deemed to be independent if:

•
neither the director nor any member of the director’s immediate family has been employed by, or received direct compensation (other than director’s fees, pension payments or other form of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) from the Company or any of its affiliates during the past three years (compensation received by an immediate family member for service as a non-executive employee is not considered in determining independence under this test);

•
neither the director nor any member of the director’s immediate family is, or in the past three years has been, affiliated with or employed (or, in the case of an immediate family member, employed in a professional capacity) by a present or former internal or external auditor of the Company or any of its affiliates;

•
neither the director nor any member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs such director of the Company, or a member of such director’s immediate family, as an executive officer;

•
neither the director nor any member of the director’s immediate family is, or in the past three years has been, an executive officer (or, in the case of the director, an employee) of a company that makes payments to, or receives payments from, the Company for property or services in an annual amount that exceeds 1% of such other company’s consolidated gross revenues; and

•
neither the director nor any member of the director’s immediate family is, or in the past three years has been, an officer or director of a non-profit organization that has received charitable contributions from the Company or any of its subsidiaries or affiliates in an annual amount in excess of the greater of $100,000 or 1% of such organization’s gross revenues.

An “immediate family member” shall include the director’s spouse, parents, children, siblings, in-laws and anyone (other than domestic employees) who shares the director’s home.

The Board has determined that each of Messrs. Brodsky, Denius, Gitter, Jacobi, McCarter, Rountree and Scherer and Ms. Barzuza is an “independent director” under the current listing standards of the NYSE and the Corporate Governance Guidelines and each of the Compensation, Corporate Governance and Audit Committees are composed entirely of independent directors pursuant to the NYSE listing standards and the Company’s Corporate Governance Guidelines.  In addition, each of the members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.  In so doing, the Board determined that each of these individuals met the “bright line” independence standards of the NYSE listing standards and the director independence criteria set forth in the Company’s Corporate Governance Guidelines.

In addition, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company.  The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Lead Independent Director

Herbert H. Jacobi has served as the Lead Independent Director since the 2006 annual meeting.  Mr. Jacobi presided over executive sessions of the independent directors and the non-management directors, assisted in setting their respective agendas and acted as a liaison between these groups and the chairman.  During 2007, the independent directors met as a group five times, and the non-management directors met as a group two times.  These meetings were conducted, without any management director or employees of the Company present (except by invitation), to discuss matters related to the oversight of the Company, compliance with NYSE and Securities and Exchange Commission rules, and the performance of management.

Stockholders and other parties of interest who wish to communicate with the independent directors, the non-management directors or the Lead Independent Director may do so in writing to Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056, Attention: Lead Independent Director, c/o Secretary.

All such correspondence is reviewed by the Secretary’s office, which enters pertinent information into a log for tracking purposes and forwards the material to the applicable director.

Communications with the Board

The Board of Directors has established a process for interested parties to communicate with the Board.  Such communication should be in writing, addressed to the Board or an individual director, c/o Secretary, Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056.  The Secretary will forward all communications to the addressee.

Code of Ethics

The Board of Directors believes that Southern Union’s Code and its Corporate Governance Guidelines, together with the Board committee charters and the Company’s Certificate of Incorporation and By-laws, provide an effective framework for the governance of Southern Union.

The Company, by and through the Audit Committee of the Board of Directors, has adopted the Code, which is designed to reflect commentaries and interpretations of the Sarbanes-Oxley Act, NYSE rules, other applicable laws, rules and regulations as well as best practices.  The Code applies to all directors, officers and employees.  Any amendment to, or waiver from, the Corporate Governance Guidelines or Code will be promptly posted on the Company’s website at www.sug.com.

The Corporate Governance Guidelines address the makeup and functioning of the Board, qualifications for directors, standards for director independence determinations, the composition and responsibilities of committees, director access to management and independent advisors, director compensation, director orientation and continuing education, annual self-evaluation of the Board, its committees and directors and management succession.  The Board of Directors recognizes that effective corporate governance is an ongoing process and the Board, either directly or through the Corporate Governance Committee, will review the Company’s Corporate Governance Guidelines annually, or more frequently if deemed necessary.

Review, Approval or Ratification of Transactions with Related Persons.

On October 28, 2004, the Board unanimously adopted resolutions regarding the Company’s policies and procedures for the review, approval or ratification of certain transactions between directors or members of their immediate families and the Company.  The Company’s policy is that any transaction in which a director (or an immediate family member) has an interest that is in conflict or potential conflict with the interests of the Company shall be prohibited, unless the Board unanimously and affirmatively determines that:

•	the transaction was fully disclosed to the Board prior to the date on which the parties propose to enter into such transaction;

•	the transaction is in the best interests of the Company; and

o	the transaction is not material to the Company or to the director (or his or her immediate family members or affiliates, as applicable);

o	the transaction would not compromise the director’s independence, either under the federal securities laws or the listing standards established by the NYSE; and

o
the amount of the transaction is less than $120,000 and would not otherwise be required to be disclosed in the Company’s proxy statement or other filing mandated by the Securities and Exchange Commission.

On May 18, 2005, the Company issued the Conflict of Interest Policy regarding the procedures for notification and clarification of potential conflicts of interest between the Company and its employees and Board members.  This policy provides that employees and Board members are expected to act in the best interests of the Company at all times and to avoid actual or apparent conflicts of interest.  Further, the policy mandates that if a relationship or other conflict of interest exists or may potentially exist, then it must be disclosed to the Company’s Chief Ethics Officer who will determine whether a conflict exists and work to resolve any potential or actual conflict of interest in accordance with the Company’s Code.  Any substantive waiver or exception to the conflict of interest policy granted for executive officers or directors will promptly be disclosed to stockholders to the extent required by applicable law or stock exchange rules or regulations.  Pursuant to the Company’s Code, directors, officers and employees are specifically to avoid:

o	any actual or apparent conflict between their own personal interests and the interests of the Company;

o	taking actions or having personal interests that may interfere with the effective performance of work for the Company;

o	taking, for their own benefit, opportunities discovered through their use of corporate assets or information;

o	using corporate property, information or position for personal gain; and

o	securities transactions based on material, non-public information learned through their positions with the Company.

Transactions with Related Persons

Eric D. Herschmann was appointed Senior Executive Vice President of the Company in November 2005 and served as the Company’s Interim General Counsel from January 2005 until October 2007. In 2007, Mr. Herschmann became an employee of the Company and received base compensation, short- and long-term incentive compensation and Company-provided benefits, including 401(k) and healthcare benefits. Mr. Herschmann also continues to serve as a partner of, and to be compensated by, the Kasowitz Firm, which provides legal services to the Company and certain of its affiliates. Compensation to Mr. Herschmann by the Kasowitz Firm, where he has been a partner since 1996, is solely at the discretion of the Kasowitz Firm.

During 2007, the Kasowitz Firm billed the Company and its affiliates an aggregate of $11,560,378 for legal services, including a monthly retainer and reimbursement of expenses.  Mr. Herschmann continues to perform legal work for the Company.  For 2008, the Company anticipates that the Kasowitz Firm will continue to provide legal services to the Company and its affiliates and has continued to pay the Kasowitz Firm a monthly retainer of $225,000.

Since 1993, Southern Union has maintained executive offices in New York City for use by its Chairman of the Board, President and Chief Executive Officer, other Company executives, directors and representatives when conducting business there. Until October 1, 2004, the space occupied by Southern Union was leased by Activated Communications, Inc. (“Activated”), an entity owned by Chairman Lindemann and members of his family. From 1993 until October 2004, Southern Union reimbursed Activated in accordance with a cost sharing arrangement approved by disinterested directors in 1993 (the “Cost Sharing Arrangement”).  In 2004, the Audit Committee reevaluated the Cost Sharing Arrangement and determined that it was in the Company's best interest to maintain a presence in New York City.  Based on such reevaluation, Southern Union agreed to assume the lease from Activated and to enter into a sublease arrangement with Activated (the “Sublease”). The Sublease required payments in advance from Activated with the payment based on the direct space utilized by Activated and a portion of certain common area office space.  During 2007, Activated paid the Company $166,453 for rent and lease-related expenses under the Sublease.

In the third quarter of 2007, after discussions between the Company and Activated resulted in a mutual desire to terminate the Sublease, the Company’s independent directors approved the termination of the Sublease based on (1) the Company’s relocation of its investor relations function to the offices, (2) the more frequent use of the offices by visiting Company executives, (3) the increased use of the offices for meetings relating to Company business and involving confidential and proprietary information of the Company, and (4) the desire to observe best practices in the context of corporate governance.  The Sublease was terminated in September 2007.

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

Currently, the Board of Directors is comprised of ten directors, each of whom serves a one-year term or until his or her successor is duly elected and qualified.

The Board of Directors held eight meetings and acted by unanimous written consent on four occasions during 2007.  During 2007, all directors attended at least 75% of the total number of meetings of the Board and any committees on which they served while they were a director and a member of such committee.  All directors are expected to attend the Annual Meeting.  Each Board member who was a director at the time of the 2007 Annual Meeting attended that meeting

Board Committees

Corporate Governance Committee

The Corporate Governance Committee is currently composed of independent directors Messrs. Rountree (Chairman), Gitter, and McCarter.  By virtue of his status as Lead Independent Director, Mr. Jacobi serves as an “ex officio” non-voting member of the Corporate Governance Committee.  The Corporate Governance Committee met six times during 2007.  This Committee oversees all matters of corporate governance for Southern Union, including Board nominee evaluations, recommendations of nominees to the full Board and ongoing review of the Company’s Corporate Governance Guidelines and compliance therewith.  The Board of Directors has adopted a charter for the Corporate Governance Committee, which is available at www.sug.com.

Nomination of Directors

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Corporate Governance Committee will consider the criteria outlined in the Corporate Governance Committee’s charter, which include experience, skill, background, integrity and independence.  The Corporate Governance Committee will also determine whether the candidate meets the minimum qualifications listed in the Company’s Corporate Governance Guidelines, which include the candidate’s reputation, record of accomplishment, knowledge and experience, commitment to the Company, number of other board memberships and willingness to become a stockholder of the Company.  In evaluating candidates for nomination, the Corporate Governance Committee utilizes a variety of methods.  The Corporate Governance Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise and the need for particular expertise on the Board.  Candidates may come to the attention of the Corporate Governance Committee from current Board members, stockholders, professional search firms or officers.  The Corporate Governance Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Corporate Governance Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted in accordance with the procedures proscribed in our By-Laws and outlined on page 4 in the Questions and Answers section of this Proxy Statement.  Any stockholder recommendations that are submitted under such procedures should include the candidate’s name and qualifications for Board membership and should be addressed to Southern Union Company, 5444 Westheimer Road, Houston, Texas 77056, Attention: Secretary.  In order to be considered for the 2008 annual election of directors, nominations must be received by the Secretary no later than December 8, 2008.

Investment Committee

The Investment Committee is currently composed of independent directors Messrs. McCarter (Chairman), Brodsky, Denius and Gitter.  The Investment Committee met four times during 2007.  By virtue of his status as Lead Independent Director, Mr. Jacobi serves as an “ex officio” non-voting member of the Investment Committee.  The Investment Committee has the authority to make decisions regarding the Company’s benefit plans.  Such duties include the selection and monitoring of trustees and record keepers, review of investment selection and performance and compliance with applicable regulations. The Board of Directors has adopted a charter for the Investment Committee, which is available at www.sug.com.

Finance Committee

The Finance Committee is currently composed of independent directors Messrs. Jacobi (Chairman), Brodsky and Scherer.  The Finance Committee met five times during 2007.  The Finance Committee has oversight responsibilities relating to the Company’s financing activities, corporate finance and operating and capital budget review, approval and monitoring.  The Board of Directors has adopted a charter for the Finance Committee, which is available at www.sug.com.

Audit Committee

The Audit Committee is currently composed of independent directors Messrs. Brodsky (Chairman), Jacobi and McCarter.  The Audit Committee met nine times during 2007.  The Board has determined that Messrs. Brodsky, Jacobi and McCarter are all “audit committee financial experts” within the meaning of the current rules of the Securities and Exchange Commission.

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is available at www.sug.com.  The Audit Committee Charter confers upon the Audit Committee the power to appoint the Company’s independent registered public accounting firm and the sole authority to review their charges for services; the responsibility to review the scope and results of the audits performed and the adequacy and operation of the Company’s internal audit function; and the duty to perform such other functions with respect to the Company’s accounting, financial and operating controls as deemed appropriate by the Audit Committee or the Board.  Management has the primary responsibility for the following:  preparing, presenting and maintaining the integrity of the Company’s financial statements; establishing and maintaining accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)); establishing and maintaining internal controls over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal controls over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting.  PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of the Company’s consolidated financial statements and for issuing a report thereon in accordance with the standards of the Public Company Accounting Oversight Board (United States), as well as expressing an opinion on the effectiveness of internal control over financial reporting based on criteria established in Internal Control-Integrated Framework, issued by the COSO.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report for the period ended December 31, 2007.  Such review included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee, with the ratification of the stockholders, engaged PricewaterhouseCoopers LLP to perform an annual audit of the Company’s consolidated financial statements and the effectiveness of its internal controls over financial reporting as of and for the year ended December 31, 2007.

The following table sets forth information on fees billed by PricewaterhouseCoopers LLP:

Fee Category	Year Ended 12/31/2007		Year Ended 12/31/2006
Audit Fees	$3,960,000	(1)	$4,912,000
Audit-related Fees	1,132,000	(2)	795,000
Tax Fees	428,000	(3)	587,000
All Other Fees (4)	1,500		1,500
Total Fees	$5,521,500		$6,295,500

(1)
Represents fees billed in 2007 for professional services rendered for the Company’s 2007 integrated annual audit of approximately $2.7 million and fees of $1.3 million for completion of the Company’s 2006 integrated audit and attestation of management’s assessment of internal controls.  Fees related to quarterly financial statement reviews and to audits required by Federal regulatory bodies and statutory audits, including fees related to the audit of Panhandle and related entities, are included in the fees related to the integrated audit.

(2)
Represents fees associated with the audit of the 2004-2006 financial statements of Southern Union Gas Services, Ltd. in preparation for the creation of a master limited partnership and related public offering.  Also included are fees related to comfort letters associated with the issuance by the Company of $300 million of senior notes by Panhandle Eastern Pipe Line Company, LP, the SAS 70 audit of the Company’s centralized data center and the completion of the audit of the separate financial statements of PG Energy related to the Company’s 2006 transaction with UGI Corporation.

(3)	Tax fees in 2007 are related to services for like-kind exchange consultation, tax return review and FIN 48 consultation.

(4)	Fee for use of accounting research software.

The charter of the Audit Committee requires pre-approval of all audit, audit-related, tax and other non-audit services (including the fees and terms thereof) to be provided to the Company by its independent registered public accounting firm, other than non-audit services not recognized to be non-audit services at the time of the engagement that meet the de minimus exceptions described in Section 10A(i)(1)(B)(i) of the Securities Exchange Act, provided that they are approved by the Audit Committee prior to the completion of the audit.  The Audit Committee pre-approved all audit, audit-related, tax and other non-audit fees for the year ended December 31, 2007. As part of its approval process, the Audit Committee considered whether the provision of the non-audit services described above was compatible with maintaining the independence of PricewaterhouseCoopers LLP.  Representatives of PricewaterhouseCoopers LLP, as part of their independence standards, certified to the Audit Committee that the non-audit services did not impair their independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including their judgments about the quality, and not just the acceptability, of the Company’s accounting policies as applied to its financial reporting.

In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Public Company

Accounting Oversight Board pursuant to Rule 3600T, and also considered whether the provision of any non-audit services is compatible with maintaining such independence.

During 2007, management worked to establish, evaluate and maintain the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations.  The Audit Committee was kept apprised of the progress of management on this evaluation and provided oversight and advice to management during the process.

For 2007, the Audit Committee retained Mahoney Cohen & Company to perform the Company’s internal audit function based on the Audit Committee’s 2005 decision to outsource internal audit activities to provide more independent and objective oversight of this critical function.  For 2008, the Audit Committee has determined to again outsource the Company’s conventional internal audit function to Mahoney Cohen & Company, but has decided that it is appropriate to use Company-employed internal audit personnel to perform testing of the Company’s internal controls as required under the Sarbanes-Oxley Act.

The Audit Committee has discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets regularly with the internal auditors and the independent registered public accounting firm, with and without representatives of management, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent registered public accounting firm which, in its report, expresses an opinion on whether or not the Company’s annual financial statements conform, in all material respects, with accounting principles generally accepted in the United States and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  In reliance on the opinions and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on February 29, 2008.

Audit Committee

David Brodsky, Chairman
Herbert H. Jacobi
Thomas N. McCarter, III

Compensation Committee

The Compensation Committee is currently composed of independent directors Messrs. Rountree (Chairman), Gitter, McCarter and Scherer.  In addition, by virtue of his status as Lead Independent Director, Mr. Jacobi serves as an “ex officio” non-voting member of the Compensation Committee.  The Compensation Committee met ten times during 2007.  This Committee determines the appropriate level of compensation for the Chairman of the Board, Chief Executive Officer and President and all other Senior Executives; administers and determines grants to be made under the Stock Incentive Plan; administers the Amended Bonus Plan; and reviews and recommends to the Board any changes to director compensation.  The Board of Directors has adopted a charter for the Compensation Committee, which is available at www.sug.com.

The Compensation Committee has the direct responsibility to determine and approve Senior Executives’ compensation. The Compensation Committee may only delegate such authority to a subcommittee comprised of one or more members of the Compensation Committee. The Compensation Committee may consult with management and outside consultants in the exercise of its duties.  The Compensation Committee has the sole authority to retain or terminate any such consultant and to approve the material terms of any such engagement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S−K with management and the Compensation Committee’s advisors. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee

George Rountree, III, Chairman
Kurt A. Gitter, M.D.
Thomas N. McCarter, III
Allan D. Scherer
Herbert H. Jacobi (ex-officio)

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy and strategy.  The Compensation Committee ensures that total compensation paid to Senior Executives, including the Named Executive Officers (identified below under “2007 Executive Compensation”), is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to the Named Executive Officers are similar to those provided to other Senior Executives.

Compensation Philosophy and Strategy

The compensation philosophy and strategy of Southern Union and its affiliates is designed to recognize the value of its people, reward results honorably obtained, identify and retain effective leadership and reinforce the values of the Company.

The principles that guide the Company’s compensation philosophy and strategy were promulgated by the Compensation Committee in 2007 as part of a comprehensive compensation review and communicated to the Company’s officers.  These principles include:

•	compensation that drives achievement of the Company’s strategic and tactical goals in a manner consistent with Company values;

•	compensation programs and components that differ across business segments to drive each segment’s unique business strategy;

•	compensation programs that support successful recruiting, development and retention of the Company’s human resources;

•
competitive compensation structures and opportunities within the Company’s respective targeted labor markets, focused on mid-range compensation levels as measured among peer group organizations, with adjustments from mid-range to support Company objectives;

•
compensation that rewards dedication to achieving results through focused hard work, flexibility and commitment, individual ownership and accountability and innovation enhancing efficiency, profitability and performance; and

•	compensation that communicates recognition of exceptional performance and dissatisfaction with substandard performance.

Components of Compensation

The Company uses a variety of forms of compensation to drive achievement of Company goals and motivate and retain key employees, as described below.  The Compensation Committee, in conjunction with senior management and external advisors, considers the function of each element of compensation in developing compensation programs for specific business units and compensation packages for Senior Executives.

Component of Pay	Purpose
Base Salary	• Pay for: — Experience — Expertise/ knowledge — Advancement in role — External comparability
Short-Term Incentive
• Motivate near-term “drivers” of stockholder value
— Short-term financial and operational performance
— Execution of strategic objectives
— Individual contributions to team results
• Provide timely recognition of performance and accomplishments
• Share performance results within and across employee groups

Long-Term Incentive
• Directly align rewards with stockholder returns
• Create a significant retention mechanism for difficult-to-replace employees
• Provide a unifying reward structure across the Company
• Support entrepreneurial and long-term, strategic perspectives

Benefits
• Provide the access and means for employees to build financial security
• Reward service and retention
• Encourage individual ownership and accountability for personal financial security
• Pursue tax-advantaged compensation where available
• Provide adequate and competitive severance benefits for certain termination events

Role of the Compensation Committee

The Compensation Committee administers all of the Company's compensation programs consistent with the compensation philosophy and strategy, leveraging the various components of compensation.  As set forth in its Charter, the Compensation Committee reviews at least annually all components of compensation for Named Executive Officers, officers with the rank of Vice President or higher and employees having an annual salary in excess of $175,000. At the end of 2007, the group of Senior Executives totaled approximately 46 employees.  In addition, the Compensation Committee acts throughout the course of the year to address new hires, promotions and other compensation adjustments with respect to Senior Executives.

Management typically recommends to the Compensation Committee adjustments to base salary for, and both short- and long-term incentive awards to, Senior Executives other than Named Executive Officers.  Compensation decisions with respect to Named Executive Officers are made by the Compensation Committee, based on its judgment of performance, external market data and advice from its external compensation advisor.  In addition, the Compensation Committee has historically consulted, and expects to continue to consult, with the chief executive officer and senior management, as well as external compensation advisors, in the exercise of its duties.  Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to Named Executive Officers.

In general, at the Compensation Committee’s request, the chief executive officer’s role with respect to compensation of the other Named Executive Officers may include:

a)           discussion of the competitive benchmarking data prepared by the Compensation Committee’s external compensation advisor with respect to the other Named Executive Officers;

b)           consultation with the Compensation Committee on performance measures, target goals and short-term incentive awards applicable to the other Named Executive Officers under the Company’s Annual Incentive Plan;1

c)           review of the rationale and guidelines for the Company’s annual long-term incentive program and recommendation of grant structure and awards for the other Named Executive Officers to the Compensation Committee; and

d)           provision of information to the Compensation Committee regarding the job performance and overall responsibilities of the other Named Executive Officers.

From time to time, the members of the Compensation Committee may also elicit input from members of senior management, including the Named Executive Officers, regarding compensation of other Senior Executives and may also consult with other independent directors of the Company.

The chief executive officer does not possess the right to call a meeting of the Compensation Committee, but the Compensation Committee would likely convene a meeting at his request.  The chief executive officer may request a meeting with the Compensation Committee’s external compensation advisor at any time.

The Compensation Committee believes that the performance on which the Named Executive Officers’ compensation is based should be assessed on an annual basis and over a longer period of time to ensure that their work supports both the Company's current and long-term strategic objectives.  Therefore, compensation decisions take into account a variety of factors, including the Company's operating and financial performance as well as a subjective evaluation of each Named Executive Officer’s current performance (including his or her contributions to the Company's strategic objectives), past contributions and future potential.  While the subjective evaluation of individual performance and contributions of Named Executive Officers is not formula driven, consideration is given to a range of performance and contribution criteria, along with external benchmarking, overall role and responsibilities and internal equity.  The individual performance and contribution criteria may include:

•  work ethic;
•  job knowledge/technical skills;
•  achievement of financial metrics (EPS, EBIT and budget);
•  achievement of defined operational goals;
•  achievement of strategic aims and targets;
•  achievement and contribution to special projects and transactions;
•  advancement in role/responsibility;
•  management of personnel/department;
•  problem analysis and mitigation;
•  utilization of human capital and material resources;
•  initiation of, and response to, change, crisis and deadlines;
•  management of the Company’s risk profile;
•  planning and organizational ability;
•  key decision-making;
•  time management;
•  communication and team development; and
•  personal actions and a positive attitude.

Merit increases to base salary and awards under the Company’s short-term incentive programs tend to be based on Company and individual performance in the immediately preceding year.  Awards under the Company’s long-term incentive programs also reflect judgments as to prior performance and desire for employee retention. Because the Company is generally opposed to entering into employment contracts, its compensation programs, including long-term equity awards, are designed to retain key Senior Executives. In lieu of employment agreements, the Company has been willing to use change of control agreements on a very limited basis.  At this time, there are no employment agreements or change of control agreements in favor of the Named Executive Officers.

1 For 2007, with the exception of the chief executive officer and the senior executive vice president, who participated in the Amended Bonus Plan, each of the other Named Executive Officers participated on the same performance measures and target goals as other Senior Executives under the Company’s Annual Incentive Plan.

As in the prior year, the Compensation Committee, in 2007, directed the preparation of detailed “tally sheets” for approximately ten of our most senior officers.  The tally sheets included:

•	a summary of total annual compensation, including salary, cash incentive, stock awards, benefits and perquisites;

•	a review of total outstanding share-based awards, both vested and unvested; and

•	current estimates of Company liabilities under various termination scenarios.

In general, the tally sheets were an informational tool designed to provide the Compensation Committee with full detail concerning each element of compensation awarded to our most senior officers to provide an evaluation of internal equity, focus on the impact of changes to individual compensation items on the total compensation package, provide information on each Senior Executive’s ownership stake in the Company and note any accelerated payments or vesting rights upon termination or a change of control.  The Compensation Committee did not directly use the tally sheets as a basis to determine or modify the compensation of the Named Executive Officers.

Role of the External Compensation Advisor

The Compensation Committee engaged Hewitt Associates LLC (“Hewitt”) as its external compensation advisor for 2007.  Hewitt has served as the Compensation Committee’s external advisor since 2006.  Hewitt’s primary task for 2007 was the performance of a follow-up benchmarking study assessing the Company’s response to the 2006 benchmarking study and further evaluating the following components of the Company’s compensation program:

Segment	Assessment Components	Basis of Comparison
Executive Compensation	• Cash compensation • Bonus measures and targets • Stock grants and long-term performance compensation • Prevalence of supplemental benefits, key perquisites and employment agreements	• Individual valuations of approximately 20 executive positions • Each executive role compared to a comparable role at peer organizations
Board of Director Compensation	• Retainers • Meeting fees • Equity compensation	• Average director compensation at Southern Union and each peer organization based on reported programs, Committee participation and number of meetings

In addition to performance of the 2007 benchmarking study, Hewitt evaluated the implementation of a prioritized list of recommendations included in its 2006 benchmarking study, which recommendations were designed to improve the competitiveness of the Company’s compensation programs and their alignment with the Company’s stated business strategy.  Hewitt also provided additional executive compensation advisory services throughout the year, including additional competitive market pay analyses, updates on current trends in compensation, plan design advice, and compensation advisory support for legal, regulatory and accounting concerns, including participation in the preparation of the Company’s 2007 Compensation Discussion and Analysis.

While Hewitt did not make any specific compensation determinations with respect to the Named Executives Officers, Hewitt did advise the Compensation Committee on specific compensation actions with respect to the Named Executive Officers and make a recommendation with respect to value ranges of long-term incentive grants as well as the form of such equity compensation.

As in 2006, the Compensation Committee in 2007 engaged Hewitt to conduct a director compensation benchmarking study to evaluate the compensation received by Company directors as compared to directors of energy industry peer group companies as well as directors of general industry peer group companies.

The Company notes that Hewitt was engaged by, and reports directly to, the Compensation Committee.  Both Hewitt and the Compensation Committee acknowledged that, in order to perform the services requested by the Committee, Hewitt would need to obtain information and data from, and otherwise interact with, management.  Management did not, however, direct Hewitt’s activities and any additional services to be performed by Hewitt at management’s suggestion were subject to the approval of the Compensation Committee.  The Compensation Committee has again retained Hewitt as its external compensation advisor for 2008.

2007 Benchmarking

In addition to such factors as company and individual performance, the Compensation Committee also considers the competitiveness of the Company’s compensation programs as compared to its “peer group”.  As noted above, in 2007, as in 2006, the Compensation Committee undertook an extensive benchmarking exercise with the assistance of its external compensation advisor and internal resources.  At the request of the Compensation Committee, Hewitt compared “total compensation” (base salary, short-term incentives and long-term incentives), both as to amount and form, for specified Company officer positions to comparable positions at the following companies in the energy industry:

• Atmos Energy Corporation • CenterPoint Energy • CMS Energy Corporation • Dominion Resources • El Paso Corporation	• Enbridge, Inc. • Equitable Resources, Inc. • Kinder Morgan, Inc. • NiSource Inc. • ONEOK, Inc.	• Questar Corporation • SCANA Corporation • Spectra Energy Corp • The Williams Companies • TransCanada Corp.
This peer group includes, but is not limited to, the companies included in the “Bloomberg U.S. Pipeline Index”. The Company considers this larger peer group to be more representative of the diverse natural gas business segments in which the Company competes for talent.

Performance of a regression analysis with respect to the peer group was determined not to be statistically significant.  Therefore, Hewitt also provided the Company with information from its general industry database, focusing on companies with annual revenues comparable to that of the Company. The companies used for this general industry review were as follows:

• ABM Industries • Alberto-Culver Company • BorgWarner Inc. • Chicago Bridge and Iron Company • The Clorox Company • Del Monte Foods Co. • Ecolab Inc.	• Foster Wheeler Corp • Goodrich Corporation • Martin Marietta Materials, Inc. • McCormick & Company, Inc. • Molson Coors Brewing Corp. • Nalco Company	• Polaris Industries Inc. • Temple-Inland Inc. • The Service Master • The Packaging Corporation • Vulcan Materials Company • W.R. Grace & Co.
Although results varied by individual, the survey found that the Named Executive Officers as well as most of the Senior Executives included in the analysis fell within the middle half of their respective benchmarks in total compensation, consistent with the Company’s compensation philosophy and strategy.  The total compensation of Mr. Herschmann, however, represented a significant deviation from the benchmarking data provided by the Compensation Committee’s external compensation advisor.  The deviation was approved by the Compensation Committee in consultation with the chief executive officer and Hewitt based primarily on the fact that the benchmarked positions did not adequately correspond to or accurately represent the level of responsibility or overall function of Mr. Herschmann within the organization.  As a result of this analysis, the Compensation Committee approved a total compensation package for Mr. Herschmann that was more similar to that of the Company’s chief executive officer and not the chief operating officer benchmarked positions evaluated by the external compensation advisor.  In making a determination with respect to Mr. Herschmann’s total compensation, the Compensation Committee was aware of Mr. Herschmann’s continued employment with, and compensation by, the Kasowitz Firm.

Compensation of the Chief Executive Officer

The compensation of the chief executive officer is reviewed and determined solely by the Compensation Committee with the assistance of its external compensation advisor.  The compensation of the chief executive officer is based on factors similar to those utilized for the other Named Executive Officers, but also includes consideration of the chief executive officer’s dual role as chairman and chief executive officer, his unique role as primary architect of the Company’s strategic vision, as well as his responsibility for achievement of the Company’s operational goals.  In addition to the foregoing, the Compensation Committee evaluated certain other additional strategic, operational and financial goals in setting the compensation of the chief executive officer.  The specific elements of compensation for the chief executive officer and any differences in his compensation as compared to the other Named Executive Officers are discussed below.

Base Salary/Annual Merit Adjustments

Base salaries for the Named Executive Officers are determined at the discretion of the Compensation Committee, in consultation with the chief executive officer, the senior executive vice president and Hewitt, as applicable, and are based on the various factors enumerated above.  The Compensation Committee considers adjustments to base salary for Named Executive Officers on an annual basis and may do so more frequently upon a change of circumstances.  Such changes include promotion into a senior executive role (as, for example, in connection with Ms. Gaudiosi’s October 2007 promotion to Senior Vice President and General Counsel) or an expansion of responsibilities.  Base compensation for such executives may in certain circumstances be adjusted less frequently than annually.

With respect to the Named Executive Officers, the following base salary or merit adjustment actions were taken during 2007:

The base salary of Mr. Lindemann was reduced in 2007 from $1.5 million to $1 million.  The sole basis for this adjustment was to satisfy applicable deductibility requirements of Section 162(m) of the Internal Revenue Code.

Mr. Herschmann became an employee of the Company in 2007, and the Compensation Committee set his annual base salary at $950,000.

Mr. Marshall received a salary increase of $155,000 in August 2007, adjusting his base salary to $450,000 from $295,000.  This increase resulted from a review of the external benchmarking data provided by the Compensation Committee’s external advisor and an evaluation of Mr. Marshall’s performance as Senior Vice President and Chief Financial Officer since his appointment in 2006.  The Compensation Committee, in consultation with the chief executive officer and the senior executive vice president reviewed Mr. Marshall’s performance in August 2007, approximately ten (10) months after his promotion to the office of Chief Financial Officer and determined that Mr. Marshall’s performance warranted total compensation consistent with benchmark data.

Mr. Bond received a salary increase of $19,000 in February 2007 as part of the Compensation Committee’s annual merit review.  This increase raised Mr. Bond’s base salary to $519,000 and represented an amount consistent with the annual merit increase pool approved by the Compensation Committee.

Ms. Gaudiosi received a salary increase of $14,250 in February 2007 as part of the Compensation Committee’s annual merit review.  This increase raised Ms. Gaudiosi’s base salary to $389,250 and represented an amount consistent with the annual merit increase pool approved by the Compensation Committee.  Subsequently, in October 2007, Ms. Gaudiosi received a salary increase of $60,750 in conjunction with the change in role and increase in responsibility as a result of her promotion to Senior Vice President and General Counsel.

Short-Term Incentive Awards

All of the Company’s short-term incentive plans are approved by the Compensation Committee and, in the case of the Amended Bonus Plan discussed below, by the Company’s stockholders.  With the exception of Messrs. Lindemann and Herschmann, certain employees of the Company’s Southern Union Gas Services business segment and members of collective bargaining units, all of the Company’s employees (including Messrs. Bond and Marshall and Ms. Gaudiosi) are eligible for an annual cash bonus under the Southern Union Company Annual Incentive Plan.

Southern Union Company Annual Incentive Plan

Under the Southern Union Company Annual Incentive Plan, the Compensation Committee approves separate annual financial performance thresholds for corporate employees and employees of each business segment as the basis for funding bonus pools.  Applicable financial performance thresholds for 2007 included a “stretch” earnings per share (“EPS”) metric for corporate employees, intended to align employee and stockholder interests, and both Company EPS and business segment earnings before interest and taxes (“EBIT”) based metric for business segment employees, intended also to drive achievement of business segment operating plans.  Pools may fund at 50% of the target amount for 90% achievement of the performance target, up to a maximum funding of 120% for results in excess of the performance target.  In 2007, corporate employees and the business segments achieved from 30% to 120% of their target goals.  This approach has been retained for 2008 with the addition of customer service and operational metrics as part of the performance objectives of the Company’s Missouri Gas Energy and New England Gas Company divisions and the employees of the Southern Union Gas Services business unit that do not participate in the SUGS Annual Incentive Plan. Satisfaction of these performance thresholds, which are based on the Company’s annual budget and publicly available earnings guidance, is considered realistic but not guaranteed.  For 2008, the performance thresholds again include an element of “stretch” to achieve pool funding at 100% of the target pool amount.  Under the plan, cash bonuses are typically paid in the first quarter of each year for performance in the previous year.  Specific targets, results and payouts for 2007 are discussed below.

For 2007, the Named Executive Officers, excluding Messrs. Lindemann, Herschmann and Bond, had a Company EPS target of $1.63 with a stretch EPS target of $1.66 for eligibility for a 100% bonus target payout under the incentive plan.  With respect to Mr. Bond, 50% of his bonus opportunity was tied to the Company EPS target and the remaining 50% was tied to the EBIT based performance target of the Company’s Panhandle Energy business unit.  For 2007, Panhandle Energy had a plan EBIT based target of $389,391,0002 and a stretch EBIT based target of $393,528,000.  Messrs. Bond and Marshall and Ms. Gaudiosi had bonus percentage targets of 50% of base salary.

After taking into consideration certain selected items, the Compensation Committee exercised its discretion to limit the payout of the corporate target bonuses to 100% for purposes of the Annual Incentive Plan even though the Company’s reported EPS was in excess of $1.66.  Panhandle Energy’s EBIT based result was $430,550,000 or 110.8% of targeted performance resulting in the maximum payout of 120% of target bonuses.  After giving effect to the foregoing, Mr. Bond’s targeted bonus was $285,450 or 55% of base salary based on his combined corporate and Panhandle Energy performance metrics.  The Compensation Committee used its discretion to award him a bonus of $350,000 or 67.44% of his base salary. The short-term incentive award to Mr. Bond is in excess of his targeted maximum range as described in the “Grant of Plan Based Awards Table” of the 2007 Proxy Statement.  The award was designed to recognize certain additional demands placed on Mr. Bond as a result of his interim responsibilities as the senior executive of the Southern Union Gas Services business segment. Mr. Marshall’s targeted bonus was $225,000 or 50% of his annual base salary as of December 31, 2007.  Mr. Marshall received a bonus payment of $180,000 or 40% of his annual base salary.  This adjustment was based on a pro-ration of Mr. Marshall’s salary adjustments for 2007, which resulted in Mr. Marshall earning approximately $360,000 of base compensation in 2007.  Ms. Gaudiosi’s targeted bonus was $225,000 or 50% of her annual base salary as of December 31, 2007.  Ms. Gaudiosi received a bonus payment of $200,500 or 44.56% of her annual base salary.  This adjustment was based on a pro-ration of Ms. Gaudiosi’s salary adjustments for 2007, which resulted in approximately $395,000 of base compensation in 2007.

For 2008, the Compensation Committee has approved a Company plan EPS target with a stretch EPS target for eligibility for a 100% bonus target payout.  Eligibility for threshold payments of 50% of bonus target will be achieved at 90% of the stretch EPS target and eligibility for the maximum payout of 120% of bonus target will be achieved at an EPS of 110% of the stretch EPS goal.  With respect to Panhandle Energy, for 2008, the Compensation Committee has approved an EBIT based plan with a stretch EBIT based target for eligibility for a 100% bonus target payout.  Eligibility for threshold payments of 50% of bonus target will be achieved at 90% of the stretch EBIT based target and eligibility for the maximum payout of 120% of bonus target will be achieved at 110% of the stretch EBIT based target.  Both the EPS and EBIT based targets for 2008 under the Annual Incentive Plan are in the range of, and generally consistent with, the guidance set forth in the Company’s 2008 Outlook Presentation filed with the SEC on Form 8-K on March 6, 2008 and 2008 earnings

2 With respect to the Panhandle Energy EBIT based calculations contained herein, for the purpose of evaluating incentive compensation targets, the Company attributed 100% of the net income of Citrus Corp. (“Citrus”) to Panhandle Energy even though the Company only owns 50% of Citrus and reports only 50% of Citrus net income as EBIT to the Company through equity earnings and not on a consolidated basis.  This calculation process allows the Company to include Citrus results, including our Citrus partner El Paso’s share, in order to equitably evaluate bonus awards under the Southern Union Annual Incentive Plan to all Panhandle Energy employees, including those of Florida Gas Transmission, LLC, a wholly owned subsidiary of Citrus.

guidance issued by the Company on February 29, 2008.  Notwithstanding achievement of the foregoing financial performance targets, the Compensation Committee retains discretion over the ultimate bonus awards and the amounts thereof.  In the exercise of this discretion, the Compensation Committee may apply certain individual performance and contribution factors.   Specific 2008 target information is neither related to nor in any way material to an understanding of 2007 compensation.

Southern Union Gas Services Annual Incentive Plan

For 2007, the Compensation Committee retained the short-term incentive program in place at Southern Union Gas Services (“SUGS”) prior to its acquisition in March 2006.  Under the SUGS Annual Incentive Plan, in which approximately 20 SUGS senior employees participate, bonuses are paid quarterly and based on a percentage of segment EBIT with a 25% hold-back in bonus amount each quarter to be awarded or not awarded based on the achievement of the full-year EBIT performance target.  No Named Executive Officer is a participant in the SUGS Annual Incentive Plan.

Amended Bonus Plan

In 2007, Messrs. Lindemann and Herschmann participated in the Company’s Amended Bonus Plan.  The Compensation Committee sets an annual financial performance goal for Eligible Executives (as that term is defined in the Amended Bonus Plan), as permitted under the Amended Bonus Plan and in compliance with the performance-based compensation exemption under Internal Revenue Code Section 162(m). Cash and equity bonuses paid in accordance with such plan, which limits quarterly payments to not more than 3.0% of Consolidated Net Income (as that term is defined in the Amended Bonus Plan) and annual payments to not more than 1.5% of Consolidated Net Income, are intended to constitute “qualified performance-based compensation” for purposes of Internal Revenue Code Section 162(m), such that awards thereunder are not subject to the $1 million limit on deductibility.  For 2007, both Messrs. Lindemann and Herschmann were named Eligible Executives and had targeted bonus payouts of 200% of their base compensation or $2 million and $1.9 million, respectively.  The Compensation Committee set a 2007 Consolidated Net Income goal of $50 million for the Eligible Executives.

The Amended Bonus Plan provides for significant discretion to the Compensation Committee to approve, disapprove or reduce a bonus award, even if the designated Consolidated Net Income goal is achieved.  As part of its exercise of negative discretion, the Compensation Committee is permitted to consider additional factors and goals related to Company strategic, operational and financial performance, achievement of which are determinative in the evaluation of whether to award a bonus payment or to reduce an otherwise payable bonus payment.  For 2007, the Compensation Committee designated certain strategic and operational goals that would be considered in determining whether the bonus awards for the Eligible Executives should be adjusted in the Committee’s discretion, including achievement of goals set forth in the Company’s Strategic Plan and Outlook for 2007 filed with the SEC on Form 8-K on February 28, 2007, and communicated these goals to the Eligible Executives.

The Compensation Committee determined that the Eligible Executives had achieved the 2007 Consolidated Net Income goal.  The Compensation Committee also determined that the strategic, operational and financial goals designated for the Eligible Executives had been satisfied.  As such, the Committee awarded Messrs. Lindemann and Herschmann bonuses of $2 million and $1.9 million, respectively.

The bonuses for which Messrs. Lindemann and Herschmann are eligible are significantly greater than those applicable to the other Named Executive Officers, although generally within the benchmarked ranges for chief executive officers.  This recognizes the value of these executives to development and achievement of the Company’s strategic goals, while encouraging superior performance by virtue of a greater percentage of the executives’ total compensation being “at-risk”.

Both Messrs. Lindemann and Herschmann have been named Eligible Executives under the Amended Bonus Plan for 2008 and the Committee has set a financial performance target for Eligible Executives to receive bonus payments under the terms of the Amended Bonus Plan.  The Compensation Committee has also outlined certain additional factors and goals related to Company strategic, operational and financial performance, achievement of which are determinative in the exercise of the Compensation Committee’s discretion of whether to award a bonus payment even if the targeted financial goal has been achieved.  Satisfaction of the performance threshold is considered realistic but not guaranteed.

One Time Awards

In addition to short-term incentive awards under Company plans, the Compensation Committee may, in its discretion, authorize one-time awards payable in cash or equity.  No such awards were made in 2007.

Long-Term Incentive Awards

Long-term incentive awards are subject to the Company’s stockholder-approved Stock Incentive Plan, as may be amended from time to time.  Under the plan, awards may be made to directors, officers, employees and agents of, and other providers of services to, the Company in the form of incentive options, non-statutory options, stock appreciation rights (“SARs”), stock awards, performance units and other equity-based rights, all as described in the plan.  In December 2007, the Compensation Committee authorized a grant of long-term incentive awards to certain Company officers and non-officer personnel.

The long-term incentive awards made in December 2007 took on different forms, including grants of restricted stock and non-statutory options to Messrs. Lindemann and Herschmann as well as grants of restricted units that will settle in cash and, as to specified officers (including Messrs. Bond and Marshall and Ms. Gaudiosi), SARs that will ultimately be settled in stock.  The vesting/restriction lapse schedule of the awards, with the exception of the award to Mr. Lindemann, provide pro-rata vesting/restriction lapse on each of the first three anniversaries of the grant date.  Mr. Lindemann’s award contains a cliff vesting/restriction lapse on the fifth anniversary of the grant date.   The exercise price for the non-statutory options and the SARs equaled the closing price of the Company’s stock on the date of grant.  In addition, all of the awards contain an acceleration of vesting/restriction lapse in the event of a change of control of the Company and the awards of Messrs. Lindemann and Herschmann also contain acceleration of vesting/restriction lapse in the event of their death, disability or termination without cause.

The 2007 long-term incentive awards to the Named Executive Officers were as follows:

Name	Restricted Stock	Stock Options	Cash Restricted Units	SARs
George L. Lindemann	58,022	441,469
Richard N. Marshall			8,144	38,685
Eric D. Herschmann	58,022	275,629
Robert O. Bond			12,724	60,445
Monica M. Gaudiosi			8,144	38,685

The equity awards to Messrs. Lindemann and Herschmann were at a significantly higher value than the awards to the other Named Executive Officers, although generally within the benchmarked ranges for chief executive officers, in recognition of the value of these executives to the development and achievement of the Company’s strategic goals.  The December award represented Mr. Lindemann’s first equity award since 1999.  While his large equity ownership serves to align him with shareholder interests, the Compensation Committee determined in its discretion to include an equity award in Mr. Lindemann’s 2007 total compensation based on benchmarking data.  The extended vesting schedule applicable to Mr. Lindemann’s award is intended to promote his continued active participation in management of the Company.  In addition, the vehicles used for the awards to Messrs. Lindemann and Herschmann promote stock ownership, as compared to the restricted units awarded to the other Named Executive Officers, which are settled in cash.

The Compensation Committee approved a long-term incentive award to Mr. Bond in excess of his targeted maximum range as described in the “Grant of Plan Based Awards Table” of the 2007 Proxy Statement.  The award was designed to recognize certain additional demands placed on Mr. Bond as a result of his interim responsibilities as the senior executive of the Southern Union Gas Services business segment.

The Compensation Committee believes that the combination of vehicles utilized with respect to the long-term incentive awards provided a clear and effective combination of retention incentive, stock performance incentive and stockholder alignment.  In making the grants, the Company determined that, for its Named Executive Officers, grants utilizing a combination of vehicles to deliver long-term incentive compensation reflected the prevalent trends within its energy industry peer group and offered a balance of performance and retention incentive.  In addition, the award vehicles chosen by the Compensation Committee took into consideration the varying accounting, tax and regulatory impacts associated with long-term incentive compensation.

It is the Compensation Committee’s intention that grants be considered annually in the fourth quarter, although such awards are not guaranteed.  The eligible employee population and specific form of awards may vary from year to year and the 2007 grants reflected awards to an increased population of key non-officer personnel.  The Compensation Committee will continue to monitor and consider the types of awards, vesting requirements, eligible employee pool and applicable accounting, tax and regulatory impacts of long-term incentive awards on an annual basis.  The Committee has given the Named Executive Officers authority to grant off-cycle individual awards to non-officer personnel based on defined limits on individual grant values and total value of all off-cycle awards.  Examples of the circumstances under which individual grants may be awarded are hiring activity, retention arrangements and transactional awards.

Given the structure of the SUGS annual incentive plan for 2007, the officers and key non-officer personnel of SUGS did not participate in the December 2007 long-term incentive awards.

Benefits; Perquisites

The Company provides for the benefit of its employees a full range of usual and customary employee benefits.  These include medical, dental and vision insurance; life, accidental death and dismemberment and short-term disability insurance; as to certain business segments, pension and retiree medical coverage; and a 401(k) plan, supplemented as to certain employees by additional employer contributions to a “retirement power account” (“RPA”). RPA percentages applicable to Named Executive Officers range from 4.5% to 12.05% and are contributed on base salary and bonus compensation up to $225,000.  The Company match and RPA percentages vary across business segments but generally vest in equal percentages over the employee’s first five years of service.  In addition, employees receive typical vacation, personal days, sick leave and holidays.  Terminated employees may be eligible for severance payments not to exceed one year’s base salary.  Employees transferring between Company locations or new hires may be offered relocation benefits.  Benefit programs vary by business segment and may also be subject to the terms of applicable collective bargaining agreements.  These benefits are available to employees generally; no plans exist for the sole benefit of Senior Executives or Named Executive Officers.  The Company also maintains a supplemental deferred compensation plan for corporate employees at or above the director level; the Company does not offer matching in respect of deferred amounts.

In 2006, at the request of the Compensation Committee, Hewitt performed an evaluation of the Company’s benefits programs based on a peer group of nine companies with prominent gas transmission businesses.  Hewitt found the Company’s benefits to be slightly below the average indexes of peer group companies, driven in part by the absence of Company-sponsored non-qualified retirement benefit programs.  As a result of this evaluation, the Company made certain changes to the 401(k) plan at Panhandle in 2007, instituted a retiree medical program for its corporate employees and continues to evaluate the Company’s overall retirement programs.

In addition, under the Company’s Board-approved aircraft policy, Mr. Lindemann and his spouse are encouraged to use corporate aircraft for personal travel to ensure their safety and security.

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 paid to certain individuals.  The Compensation Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. The Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders. For example, restricted stock awards described above received by certain employees may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements.  The Company believes it is operating in good faith compliance with the statutory provisions that became effective January 1, 2005.  A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided below under the heading “Non-Qualified Deferred Compensation”.

Conclusion

The Compensation Committee believes that the compensation awarded in 2007 embodies the Company’s compensation philosophy and strategy.  The Company’s compensation actions supported numerous strategic, structural, competitive and personnel transitions during the past year.  The Company will continue to take the actions necessary to support its performance-based and stockholder-aligned philosophy in future years.

2007 EXECUTIVE COMPENSATION

Named Executive Officers

The Named Executive Officers of the Company are set forth below. Each holds the offices indicated until his or her successor is chosen and qualified at the regular meeting of the Board of Directors to be held immediately following the 2008 Annual Meeting of Stockholders, or until such officer’s earlier death, resignation, retirement, disqualification or removal.

George L. Lindemann, 72, is Chairman of the Board, President and Chief Executive Officer of Southern Union. Mr. Lindemann has held the positions of Chairman and CEO since 1990 and President since November 2005.

Richard N. Marshall, 50, is Senior Vice President and Chief Financial Officer of Southern Union, a position he has held since November 2006. Mr. Marshall served as Treasurer of Southern Union from 2001 until being named to his current position. Prior to 2001, he was Vice President, rates and regulatory affairs, for the Company’s Pennsylvania natural gas distribution division.

Eric D. Herschmann, 44, is Senior Executive Vice President of Southern Union, a position he has held since November 2005.  Mr. Herschmann also acted as Interim General Counsel of the Company from January 2005 until October 2007.  Mr. Herschmann has served as outside counsel for the Company since 1997 and as its national litigation counsel since 1999.  He became an employee of Southern Union in 2007 and continues to retain his partnership interest in the Kasowitz Firm, where he has been a partner since 1996.

Robert O. Bond, 48, is Senior Vice President, pipeline operations of Southern Union, a position he has held since September 2005, and President and Chief Operating Officer of Southern Union’s integrated natural gas pipeline operations, a position he has held since April 2005. From November 2004 until being named to his current position, he served as Senior Vice President, Chief Commercial Officer for Panhandle.  Since joining Panhandle in February 2000, he had served as Executive Director of Commercial Optimization, Vice President of Optimization, Vice President of Marketing and Senior Vice President of Marketing.

Monica M. Gaudiosi, 45, is Senior Vice President & General Counsel of Southern Union.  Ms. Gaudiosi has been a Senior Vice President since September 2005 and General Counsel since October 2007.  Ms. Gaudiosi served as Associate General Counsel from her hiring in 2005 until being named General Counsel.   From 1998 until joining Southern Union in 2005, she held various legal positions with General Electric Capital Corporation, including strategic transaction counsel for GE Commercial Finance and general counsel of the Vendor Financial Services commercial equipment leasing division.

Summary Compensation Table

The table below summarizes the total compensation awarded or attributable to each of the Named Executive Officers for the  year ended December 31, 2007. When setting total compensation for each of the Named Executive Officers, the Compensation Committee reviews each element of current compensation for all of the Named Executive Officers, including equity and non−equity based compensation.

Each of the Named Executive Officers was eligible to receive a bonus payment for the year ended December 31, 2007 under either the Annual Incentive Plan or the Amended Bonus Plan.  The bonus amounts paid under either the Annual Incentive Plan or the Amended Bonus Plan are tied to performance objectives and are listed under “Non-Equity Incentive Plan Compensation” in the table below.  Such amounts were determined by the Compensation Committee at its February 26, 2008 meeting and, to the extent not deferred by the executive, were paid out on either March 7, 2008 or March 14, 2008. The Company does not have any employment agreements with any of the Named Executive Officers.

Name and Principle Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)	($)		($)
(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)		(h)(3)	(i)		(j)
George L. Lindemann Chairman of the Board, President and Chief Executive Officer	2007 2006	999,99 1,500,000	-0- 7,500,000	13,556 -0-	33,942 -0-	750,000 2,000,000	(4)	199,087 390,396	400,024 701,939	(5)	3,646,608 10,842,335
Richard N. Marshall Senior Vice President and Chief Financial Officer	2007 2006	354,614 189,715	-0- -0-	69,204 6,793	81,497 19,593	180,000 144,000		23,311 53,296	34,011 36,365	(6)	742,637 449,762
Eric D. Herschmann Senior Executive Vice President	2007 2006	949,999 -0-	-0- 5,000,000	35,230 2,497,801	30,423 792,790	1,900,000 -0-	(4)	-0- -0-	19,771 13,993	(7)(8)	2,935,423 8,304,584	(8)
Robert O. Bond, Senior Vice President, Pipeline Operations	2007 2006	513,884 499,999	-0- -0-	78,429 573	364,382 280,183	350,000 250,000		-0- -0-	16,058 16,798	(9)	1,322,753 1,047,553
Monica M. Gaudiosi Senior Vice President & General Counsel	2007 2006	394,759 346,731	-0- 250,000	240,597 46,671	149,723 68,258	200,500 157,483		-0- -0-	17,010 13,641	(10)	1,002,599 882,784

(1)
For a description of the assumptions made in calculating the proportionate share of the grant date fair value of restricted stock recognized in this period in accordance with FAS 123(R), see Notes 2 and 24 to the Company’s footnotes to its audited financial statements included in its Form 10-K for the year ended December 31, 2007.  There were no forfeitures during this time period.

(2)
For a description of the assumptions made in calculating the proportionate share of the grant date fair value of the options recognized in this period in accordance with FAS 123(R), see Notes 2 and 24 to the Company’s footnotes to its audited financial statements included in its Form 10-K for the year ended December 31, 2007.  There were no forfeitures during this time period.

(3)
The Company maintains a non-qualified supplemental retirement plan in which Named Executive Officers, who are corporate employees, are eligible to participate.  The Company does not provide a defined benefit plan for any Named Executive Officer. Amounts represent aggregate earnings on the market value of the Named Executive Officer’s holdings under the Company’s non-qualified supplemental retirement plan.  Contributions made to these holdings in 2007 represent pre-tax contributions from the Named Executive Officer’s base salary and bonus compensation (otherwise reported as base and incentive bonus compensation in the Summary Compensation Table), do not represent other compensation paid by the Company and are not currently matched in any form by the Company.  Moreover, any returns on the funds contributed pursuant to this plan (whether positive or negative) are solely due to market conditions.  See the Non-Qualified Deferred Compensation table.

(4)	This amount represents the Named Executive Officer’s qualified performance-based compensation for purposes of IRC Section 162(m) for the year ended December 31, 2007.

(5)
Of this amount, $23,485 relates to life insurance premiums paid by the Company, $5,625 relates to Company matching contributions to Mr. Lindemann’s 401(k), $19,125 relates to non-discretionary Company contributions to his RPA and $351,789 relates to the incremental cost for personal use of Company aircraft by Mr. Lindemann and his spouse. The incremental cost to the Company of the personal use of Company aircraft is calculated based on the actual variable operating costs to the Company. Variable operating costs include fuel costs, mileage, maintenance, crew travel expenses, catering and other miscellaneous variable costs.  The fixed costs that do not change based on usage, such as pilot salaries, the lease costs of the Company aircraft, hangar expense and general taxes and insurance, are excluded from the incremental cost calculation.  The Company has adopted a Corporate Aircraft Policy that encourages Mr. Lindemann and his spouse to use Company aircraft for all business and non-business purposes for their personal security and safety.

(6)
Of this amount, $6,059 relates to Company contributions to the officer’s 401(k) plan, $27,113 relates to non-discretionary Company contributions to the officer’s RPA and $839 relates to life insurance premiums paid by the Company.

(7)
Of this amount, $8,813 relates to Company contributions to the officer’s 401(k) plan, $10,125 relates to non-discretionary Company contributions to the officer’s RPA and $833 relates to life insurance premiums paid by the Company.

(8)
Not included in this amount is $11,560,378 in legal fees (including a monthly retainer and reimbursement of expenses) for which the Kasowitz Firm billed the Company.  Mr. Herschmann is a partner of, and is compensated by, the Kasowitz Firm, which provides legal services to the Company and certain of its affiliates.

(9)
Of this amount, $4,500 relates to Company contributions to the officer’s 401(k) plan, $10,125 relates to non-discretionary Company contributions to the officer’s RPA and $1,433 relates to life insurance premiums paid by the Company.

(10)
Of this amount, $5,625 relates to Company contributions to the officer’s 401(k) plan, $10,125 relates to non-discretionary Company contributions to the officer’s RPA and $1,260 relates to life insurance premiums paid by the Company.

Grants of Plan-Based Awards

The following table sets forth information regarding all short-term (non-equity) and long-term (equity) incentive plan awards that were made to the Named Executive Officers during 2007. This information supplements the dollar value disclosure of stock, option and non-equity incentive awards in the Summary Compensation Table by providing additional details about such awards. Non-equity incentive plan awards are awards that are not subject to FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period, typically a year.  Generally, equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123(R); none of the Company’s equity incentive-based awards granted during 2007 were subject to market conditions.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Under-lying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		($)	($)	($)	($)	($)	($)	(#)		(#)		($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)
George L. Lindemann		2,000,000	2,000,000	(3)
	12/17/07							58,022	(4)				1,652,467
	12/17/07									441,469	(5)	28.48	4,135,902
Richard N. Marshall		112,500	225,000	270,000	325,000	400,000	475,000
	12/17/07							8,144	(6)				231,941
	12/17/07									38,685	(7)	28.48	313,422
Eric D. Herschmann		1,900,000	1,900,000	(3)
	12/17/07							58,022	(4)				1,652,467
	12/17/07									275,629	(5)	28.48	2,233,119
Robert O. Bond		137,550	275,000	330,000	325,000	400,000	475,000
	12/17/07							12,724	(6)				362,380
	12/17/07									60,445	(7)	28.48	489,719
Monica M. Gaudiosi		112,500	225,000	270,000	325,000	400,000	475,000
	12/17/07							8,144	(6)				231,941
	12/17/07									38,685	(7)	28.48	313,422

(1)
Represents threshold, target and maximum payout levels under the Annual Incentive Plan or, as to Messrs. Lindemann and Herschmann, the Amended Bonus Plan, for 2007 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the Annual Incentive Plan and Amended Bonus Plan is included in the Compensation Discussion and Analysis beginning on page 15.

(2)
The Company pays equity incentive compensation under the Stock Incentive Plan to award individual performance, to further align Named Executive Officers’ interests with stockholders and to retain key executives. Equity grants made pursuant to this plan are individualized and are made solely at the discretion of the Compensation Committee.

(3)
The maximum incentive bonus payable to any executive participating in the Amended Bonus Plan is 1.5% of the Company’s adjusted consolidated net income from continuing operations for the related year, as that term is defined in the Amended Bonus Plan.  For the year ended December 31, 2007, the Compensation Committee determined that the Company had exceeded the targeted consolidated net income; Mr. Lindemann received a bonus of $2,000,000 and Mr. Herschmann received a bonus of $1,900,000.  Any and all bonus awards made under the Amended Bonus Plan are payable in whole or in part at the sole discretion of the Compensation Committee.

(4)	Restricted Stock.

(5)	Non-Statutory Stock Options.

(6)	Cash Restricted Units (settled in cash).

(7)	Stock Appreciation Rights.

Outstanding Equity Awards at December 31, 2007

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options				Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
	Exercisable		Unexercisable
	(#)		(#)		($)		(#)		($)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
George L. Lindemann	214,290	(1)	-0-		12.63	06/22/2008
	258,078		-0-		13.50	12/09/2009
			441,469	(2)	28.48	12/17/2017
							58,022	(3)	1,703,526
Richard N. Marshall	4,961		3,308	(4)	16.83	02/06/2014
	342		340	(5)	24.06	07/26/2015
	6,433		12,866	(6)	28.07	12/28/2016
			38,685	(7)	28.48	12/17/2017
							524	(8)	15,385
							4,053	(9)	118,996
							8,144	(10)	239,108
Eric D. Herschmann	262,500		-0-		23.62	6/27/2015
	100,000		-0-		23.63	12/30/2015
	-0-		275,629	(11)	28.48	12/17/2017
							58,022	(12)	1,703,526
Robert O. Bond	9,922		6,616	(13)	16.83	02/06/2014
	50,000		50,000	(14)	22.68	11/11/2015
	7,917		15,836	(15)	28.07	12/28/2016
			60,445	(7)	28.48	12/17/2017
							4,988	(16)	146,448
							12,724	(10)	373,577
Monica M. Gaudiosi	683		682	(17)	24.06	07/26/2015
	12,500		12,500	(18)	22.68	11/11/2015
	7,917		15,836	(15)	28.07	12/28/2016
			38,685	(7)	28.48	12/17/2017
							1,050	(19)	30,828
							4,700	(20)	137,992
							4,988	(16)	146,448
							8,144	(10)	239,108

(1)
On March 25, 2008, Mr. Lindemann exercised these 214,290 non-statutory options.  This exercise and the value realized upon vesting will be reflected in the Company’s 2009 Proxy Statement on the “Options Exercised and Stock Vested” table.

(2)	These employee stock options awarded on December 17, 2007 vest in full on December 17, 2012.

(3)	The restrictions on these restricted shares awarded on December 17, 2007, expire in full on December 17, 2012.

(4)	Of this amount, 1,654 stock options vested on March 1, 2008. The remaining employee stock options will vest on March 1, 2009.

(5)	These employee stock options vest in increments of 170 on July 26, 2008 and July 26, 2009.

(6)
Stock appreciation rights will be settled in shares of common stock at an exercise price of $28.07 per share, which was equal to the closing price on the grant date.  The remainder of the award will vest in increments of 6,433 on December 28, 2008 and December 28, 2009.

(7)
Stock appreciation rights will be settled in shares of common stock at an exercise price of $28.07 per share, which was equal to the closing price on the grant date.  The award will vest in equal annual installments on the first, second and third anniversaries of the December 17, 2007 grant date.

(8)	The restrictions on these restricted shares expire as to 262 shares on each of July 26, 2008 and July 26, 2009.

(9)
The restrictions on the cash restricted units awarded on December 28, 2006 permit the recipient to receive, on predetermined dates upon expiration of applicable restrictions, cash in an amount equal to a specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on such dates.   Restrictions on the remaining cash restricted units under this award will expire as to 2,026 units on December 28, 2008 and 2,027 units on December 28, 2009.

(10)
The cash restricted units awarded on December 17, 2007 permit the recipient to receive, on predetermined dates upon expiration of applicable restrictions, cash in an amount equal to a specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on such dates.  Restrictions on the award will expire in equal annual installments on the first, second and third anniversaries of the grant date.

(11)	These employee stock options awarded on December 17, 2007 will vest in equal annual installments on the first, second and third anniversaries of the grant date.

(12)	The restrictions on these restricted shares awarded on December 17, 2007, will expire in equal annual installments on the first, second and third anniversaries of the grant date

(13)	Of this amount, an additional 3,308 stock options vested on March 1, 2008. The remaining 3,308 unvested employee stock options associated with this award will vest on March 1, 2009.

(14)	These remaining unvested employee stock options associated with this award will vest in increments of 25,000 on November 11, 2008, and November 11, 2009.

(15)
Stock appreciation rights will be settled in shares of common stock at an exercise price of $28.07 per share, which was equal to the closing price on the grant date.  The remainder of the award will vest in increments of 7,948 on December 28, 2008 and December 28, 2009.

(16)
The restrictions on the cash restricted units awarded on December 28, 2006 permit the recipient to receive, on predetermined dates upon expiration of applicable restrictions, cash in an amount equal to a specified number of shares of the Company’s common stock valued at the closing price of the Company’s common stock on such dates.   Restrictions on the remaining cash restricted units under this award will expire in increments of 2,494 on December 28, 2008 and December 28, 2009.

(17)	These employee stock options vest in increments of 341 on July 26, 2008 and July 26, 2009.

(18)	These employee stock options vest in increments of 6,250 on November 11, 2008 and November 11, 2009.

(19)	The restrictions on these restricted shares expire as to 525 shares on each of July 26, 2008 and July 26, 2009.

(20)	The restrictions on these restricted shares expired as to the remaining 4,700 shares on April 1, 2008.

Option Exercises and Stock Vested

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
George L. Lindemann	144,141	3,337,570
Richard N. Marshall			262	8,342
			2,026	59,848
Eric D. Herschmann			50,000	1,397,500
Robert O. Bond			2,494	73,673
Monica M. Gaudiosi			525	16,716
			4,700	148,332
			2,494	73,673

Non-Qualified Deferred Compensation

Pursuant to the Company’s non-qualified supplemental retirement plan, certain executives, including Named Executive Officers, may defer salary and bonus earned under the Southern Union Company Amended Supplemental Deferred Compensation Plan.  Deferral elections are made by eligible executives in December of each year for amounts to be earned in the following year. An executive may defer all or a portion of his or her salary and bonus under this plan. The investment options available to an executive under the deferral program vary, but include Company stock and publicly available mutual funds. Any distribution of holdings in Company stock under the non-qualified supplemental retirement plan must be made in Company stock in an amount of shares equal to the aggregate balance in the plan at the time of distribution.

Name	Executive Contributions in 2007	Company Contributions in 2007	Aggregate Earnings in 2007	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2007
	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)	(d)(2)	(e)	(f)
George L. Lindemann	177,381	-0-	199,087	-0-	3,484,668
Richard N. Marshall	58,891	-0-	23,311	-0-	440,644
Eric D. Herschmann(3)	-0-	-0-	-0-	-0-	-0-
Robert O. Bond(3)	-0-	-0-	-0-	-0-	-0-
Monica M. Gaudiosi(3)	-0-	-0-	-0-	-0-	-0-

(1)	All amounts reported as contributions by the executives have been reported as compensation for the year ended December 31, 2007 in the Summary Compensation Table.

(2)
Represents aggregate earnings on the market value of the Named Executive Officer’s holdings under the Company’s non-qualified supplemental retirement plan.  Contributions made to these holdings in 2007 represent pre-tax contributions from the Named Executive Officer’s base salary and bonus compensation (otherwise reported as base and incentive bonus compensation in the Summary Compensation Table), do not represent other compensation paid by the Company and are not currently matched in any form by the Company.  Moreover, any returns on the funds contributed pursuant to this plan (whether positive or negative) are solely due to market conditions.

(3)	The Named Executive Officer either does not participate in or is not eligible to participate in the Southern Union Company Amended Supplemental Deferred Compensation Plan.

Potential Payments Upon Termination Or Change of Control

As of December 31, 2007, none of the Named Executive Officers were party to a change of control agreement with the Company.  All outstanding unvested/unexpired equity grants were made under the Stock Incentive Plan.  The Stock Incentive Plan defines a “Change of Control” as follows:

(a)
Any "person" (defined as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or more than one person acting as a group (as defined in paragraph (c) below), (i) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's outstanding Voting Securities or (ii) notwithstanding the occurrence of a Change of Control pursuant to Section [(a)(i)], acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company representing thirty five percent (35%) or more of the combined voting power of the Company's outstanding Voting Securities;

(b)
There is a change in the composition of the Board of Directors over a period of twelve (12) consecutive months or less such that a majority of the members of the Board of Directors (rounded up to the nearest whole number) cease to be individuals who either (x) have been members of the Board of Directors continuously since the beginning of such period or (y) have been elected or nominated for election as members of the Board of Directors during such period by at least two-thirds (2/3) of the members of the Board of Directors described in clause (x) who were still in office at the time such election or nomination was approved by the Board of Directors; or

(c)
The sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the results of which merger, consolidation, issuance of securities or purchase is the occurrence of any event described in clause (a) or (b) above.  Notwithstanding anything to the contrary contained herein, no Change in Control shall be considered to occur where there is a transfer of all or substantially all of the assets of the Company to (i) a shareholder of the Company  (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly,  fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. It is intended that the Change in Control events described in this definition meet the requirements for a "Change in Control Event" as described in Notice 2005-1, as such requirements may be modified from time to time by further IRS guidance under Section 409A, and the term "Change in Control" shall be interpreted and applied for all purposes of this Plan in a manner consistent with such intent.

The Company’s 401(k) Plan does not define the term “Change of Control.”  For purposes of this Proxy Statement, the Company has assumed that upon a Change of Control the Company would elect to terminate the 401(k) Plan.  In the event of the termination of the 401(k) Plan, all unvested amounts would immediately become vested and nonforfeitable.  The impact of a termination is reflected in the table below.

Assuming a change of control event took place on December 31, 2007, the following table provides quantitative disclosure regarding the triggering of such benefits.

Name	Options	Restricted Stock	Cash Restricted Units	Stock Appreciation Rights	Change-in-Control Payments	Other		Closing Stock Price on 12/31/07	Total
	(#)(1)	(#)(2)	(#)(3)	(#)	($)	($)(4)		($)	($)
George L. Lindemann	441,469	58,022	-0-	-0-	-0-	3,484,668	(6)	29.36	5,576,687
Richard N. Marshall	3,648	524	12,197	51,551	-0-	440,644	(7)	29.36	908,024
Eric D. Herschmann	275,629	58,022	-0-	-0-	-0-	18,938		29.36	1,965,850
Robert O. Bond	56,616	-0-	17,712	76,281	-0-	-0-		29.36	1,010,543
Monica M. Gaudiosi	13,182	5,750	13,132	54,521	-0-	17,661		29.36	713,844

(1)
Represents unvested options, the vesting of which would accelerate upon a change of control.  The value of the accelerated options is determined by taking (x) the number of options that would become exercisable upon a change of control multiplied by (y) the difference between the trading price of Company stock on December 31, 2007 and the respective option grant exercise price.  Except for the grants awarded to Messrs. Lindemann and Herschmann in December 2007, there is no acceleration of unvested option grants upon termination of employment, death or disability.  The awards of Messrs. Lindemann and Herschmann do not accelerate in the event of termination for cause.

(2)
Represents unvested shares of restricted stock, the vesting of which would accelerate upon a change of control.  The value of the restricted shares is determined by taking (x) the number of restricted shares as to which restrictions would expire upon a change of control multiplied by (y) the trading price of Company stock on December 31, 2007.  Except for the grants awarded to Messrs. Lindemann and Herschmann in December 2007, there is no acceleration upon termination of employment, death or disability.  The awards of Messrs. Lindemann and Herschmann do not accelerate in the event of termination for cause.

(3)
Represents unvested cash restricted units, the expiration/lapse of which would accelerate upon a change of control.  The value of the cash restricted units is determined by taking (x) the number of cash restricted units as to which restrictions would expire upon a change of control multiplied by (y) the trading price of Company stock on December 31, 2007.  There is no acceleration of unexpired cash restricted units upon termination of employment, death or disability.

(4)
Represents unvested stock appreciation rights, the vesting of which would accelerate upon a change of control.  The value of the accelerated stock appreciation rights is determined by taking (x) the number of stock appreciation rights that would become exercisable upon a change of control multiplied by (y) the difference between the trading price of Company stock on December 31, 2007 and the respective stock appreciation right grant exercise price.  There is no acceleration of unvested stock appreciation right grants upon termination of employment, death or disability.

(5)
Includes immediate vesting of all unvested/non-lapsed Company equity grants and unvested Company contributions to employee accounts in the 401(k) plan upon a change of control.  There would be no acceleration upon termination, death or disability of any employee.

(6)
Mr. Lindemann has made an irrevocable election to receive a single, lump-sum payment, of his holdings under the Company’s non-qualified supplemental retirement plan payable no later than January 31 of the year following his termination.  Mr. Lindemann is already fully vested in this amount.

(7)
Mr. Marshall has made an irrevocable election to receive payments of his holdings under the Company’s non-qualified supplemental retirement plan over a five year period, the first installment of which shall be payable no later than January 31, of the year following his termination.  Mr. Marshall is already fully vested in this amount.

2007 DIRECTOR COMPENSATION

Non-management directors are compensated over a twelve-month period that begins on April 1 and ends on March 31.  For 2007, annual compensation of the Company’s non-management directors was comprised of the following components:

•	cash compensation, consisting of an annual retainer, committee and applicable chairman fees;

•	equity compensation, consisting of an annual restricted stock award; and

•	Company provided healthcare.

Cash Compensation

Non-management directors received an annual cash payment of $85,000, payable in arrears in four (4) quarterly installments. Non-management directors do not receive meeting fee payments but rather are reimbursed by the Company for all expenses they incur in attending meetings of the Board or any Board committee. Each non-management director who serves as chairman of a standing committee of the Board or as lead independent director receives additional fees for such service.  In 2007, in addition to the retainer fees described above, the Company’s Audit Committee Chairman received $30,000; the Compensation Committee Chairman received $20,000 and the chairmen of all other committees of the Board and the Company’s lead independent director received $15,000.

Equity Compensation

Under the Company’s Stock Incentive Plan, each non-management director is entitled to receive a restricted stock award totaling 2,000 shares (or such lesser or greater amount, not to exceed 5,000 shares, as may be determined by the Compensation Committee in its sole discretion).  In the alternative, the Compensation Committee may elect to award the non-management directors nonstatutory options or some combination of restricted stock and nonstatutory options having a value equivalent to the value of the restricted stock award contemplated by the Stock Incentive Plan.  Such awards are usually considered by the Compensation Committee during the second quarter of the year and options vest or restrictions on restricted shares expire, as the case may be, on January 2 of the following year, provided that the non-management director continues to serve as a member of the Board.  The awards provide for accelerated vesting in the event of the death of the non-management director or a change of control of the Company.  On April 30, 2007, each non-management director received a grant of 5,000 shares of restricted stock with a grant date fair value of $152,300.  The restrictions associated with the 2007 award expired on January 2, 2008.

Deferred Compensation

The Company maintains the Directors’ Plan, a deferred compensation plan that is designed to attract and retain well-qualified individuals to serve as non-management directors and to enhance the alignment of their interests and the interests of stockholders.  Participation in the Directors’ Plan is optional.

Under the Directors' Plan, each non-management director may choose to defer all or any portion of his or her annual retainer and any committee chairman fees and invest such deferred amount in Company stock.  The Directors’ Plan previously provided that the Company would make a matching contribution of 100% of the first 10% of the participant's annual retainer and any committee chairman fees, to the extent deferred.  Effective April 1, 2007, the Company amended the Directors’ Plan to eliminate the Company’s matching contributions to the Directors’ Plan.  No matching contributions were made by the Company in respect to 2007 director compensation, however, the Company did match contributions made with respect of deferred compensation for the fourth quarter of 2006, which was payable in the first quarter of 2007.

A participating director is 100% vested with respect to the amount of applicable compensation that he or she elects to defer and any related income, gains and losses.  The Company’s prior matching contributions do not vest until the participating director either has completed five years of service as a director or dies while serving as a director.  A participant may not withdraw deferred amounts until 30 days after such time as the director either retires or ceases to be a director of the Company or with the permission of the Board in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors' Plan under certain circumstances, but the Board has no discretion regarding its administration.

Director Compensation Changes Effective April 1, 2008

For the period April 1, 2008 through March 31, 2009, the compensation for non-management directors will consist solely of the following:

•	an annual retainer of $90,000; and

•
a restricted stock award of up to 5,000 shares of Company common stock, with restrictions expiring upon the expiration/lapse schedule approved by the Compensation Committee.  The award is expected to be considered by the Compensation Committee at its May 2008 meeting.

In addition, the chairmen of all Board committees and the Lead Independent Director will receive annual fees of $10,000 for their service as committee chairman and/or Lead Independent Director, as applicable.

Director Compensation Table

The compensation of the Company’s non-management directors is set forth in detail below:

Name	Fees Earned or Paid in Cash		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings		All Other Compensation	Total
	($)		($)		($)	($)	($)		($)	($)
(a)	(b) (1)		(c) (2)(3)		(d)	(e)	(f)		(g) (4)	(j)
David Brodsky	113,750	(5)	156,748	(6)(7)	_	_	29,383	(8)	9,469	309,350
Frank W. Denius	86,250	(9)	156,748	(6)(7)	_	_	50,782	(10)	9,469	303,249
Kurt A. Gitter, M.D.	85,000	(11)	156,748	(6)(7)	_	_	54,493	(10)	9,713	307,204
Herbert H. Jacobi	115,000	(12)	156,748	(6)(7)	_	_	15,771	(10)	9,469	296,988
Adam M. Lindemann	85,000	(11)	156,748	(6)(7)	_	_	47,616	(10)	_	289,364
Thomas N. McCarter, III	100,000	(13)	156,748	(6)(7)	_	_		(14)	_	256,748
George Rountree, III	117,500	(15)	156,748	(6)(7)	_	_	72,449	(14)	8,995	355,692
Allan D. Scherer	85,000		156,748	(7)(16)	_	_		(14)	_	241,748

(1)       In 2007, each non-management director received an annual yearly retainer of $85,000.

(2)
For a description of the assumptions made in calculating the proportionate share of the grant date fair value of the restricted stock recognized in this period in accordance with FAS 123(R), see Notes 2 and 24 to the Company’s footnotes to its audited financial statements included in its Form 10-K for the year ended December 31, 2007.  There were no forfeitures during this time period.

(3)	On April 30, 2007, each non-management director was granted an award of 5,000 shares of restricted stock, which they received on January 2, 2008, with a grant date fair value of $152,300.

(4)
The director received health care benefits from the Company.  The amount shown is the derived premium cost to the Company for health care benefits the director received from the Company, which vary depending on the plan and coverage elected.  Each director receiving medical coverage made a co-payment to the Company in the amount of 20% of the cost of the coverage.

(5)
Mr. Brodsky served as Chairman of the Audit Committee, for which he received $28,750 in annual chairman’s fees.  The $28,750 is based on the increase of the Audit Committee chairman fee from $25,000 to $30,000, effective April 1, 2007.   Mr. Brodsky deferred 50% or $56,875 of this compensation to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(6)        As of December 31, 2007, the director had an aggregate of 14,200 shares of restricted stock awards outstanding, of which therestrictions on 9,200 shares has expired/lapsed.  The restrictions on the remaining 5,000 shares expired/lapsed on January 2, 2008.

(7)	On November 8, 2006, each non-management director was granted an award of 5,000 shares of restricted stock, which they received on January 2, 2007 with a grant date fair value of $141,250.

(8)
The Company’s non-management directors are eligible to participate in a deferred compensation plan.  The director deferred 50% of his eligible compensation (annual retainer and any chairman fees).  The amount shown reflects the gain in the director’s account from January 1, 2007 until December 31, 2007 less the director’s contributions.

(9)
Mr. Denius served as Chairman of the Corporate Governance Committee from January 1, 2007 until February 1, 2007, for which he received $1,250 of the annual chairman’s fee.  Mr. Denius deferred all of the compensation described in the column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(10)
The Company’s non-management directors are eligible to participate in a deferred compensation plan.  The director contributed 100% of his eligible compensation (annual retainer and any chairman or lead director fees), less any deductions for the director’s contribution for Company-provided health insurance (in the amount of 20% of the cost of coverage).  The amount shown reflects the gain in the director’s account from January 1, 2007 until December 31, 2007 less the director’s contributions.

(11)	The director deferred all of the compensation described in the column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment.

(12)
During 2007, Mr. Jacobi served as the Company’s Lead Independent Director and Chairman of the Finance Committee for which he received $30,000 in annual chairman fees.  Mr. Jacobi deferred all of the compensation described in column “Fees Earned or Paid in Cash” to the Directors’ Plan under which he was awarded stock in lieu of the cash payment

(13)	During 2007, Mr. McCarter served as Chairman of the Investment Committee for which he received the annual $15,000 chairman’s fee.

(14)   The director elected not to participate in the deferred compensation plan in 2007.  However, 2007 gains on balances for thosedirectors that previously participated in the deferred compensation plan are reflected herein.

(15)
Mr. Rountree served as Chairman of the Corporate Governance Committee from February 1, 2007 until December 31, 2007, for which he received $13,750 of the annual $15,000 chairman’s fee.  Mr. Rountree served as Chairman of the Compensation Committee, for which he received $18,750.  The $18,750 is based on the increase of the Compensation Committee chairman fee from $15,000 to $20,000, effective April 1, 2007.

(16)
As of December 31, 2007, the director had an aggregate of 10,000 shares of restricted stock awards outstanding, of which the restrictions on 5,000 shares has expired/lapsed.  The restrictions on the remaining 5,000 shares expired/lapsed on January 2, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock of the Company beneficially owned by each director, by each Named Executive Officer, or by each person known by the Company to beneficially own 5% or more of the Company's outstanding common stock, and by all directors and executive officers as a group on March 17, 2008, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown, unless otherwise indicated in the footnotes.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership Number of Shares Beneficially Owned (1)		Percent of Class
George L. Lindemann	7,933,314	(2)(3)	6.41%
Adam M. Lindemann	3,226,546	(3)(4)	2.6%
Michal Barzuza	100		*
Robert O. Bond	72,502	(5)	*
David Brodsky	73,250	(6)	*
Frank W. Denius	145,176	(7)	*
Monica M. Gaudiosi	20,291	(8)	*
Kurt A. Gitter, M.D.	269,635	(9)	*
Eric D. Herschmann	530,112	(10)	*
Herbert H. Jacobi	33,081	(11)	*
Thomas N. McCarter, III	16,000		*
Richard N. Marshall	22,140	(12)	*
George Rountree, III	106,888	(13)	*
Allan D. Scherer	18,070	(14)	*
All directors and executive officers as a group (14 persons)	12,467,037	(15)	10.1%
Sandell Asset Management Corp. 40 West 57th Street 26th Floor New York, NY 10019	11,750,714	(16)	9.5%

*    Less than 1%.

(1)
Includes options to acquire shares of common stock that are presently exercisable or become exercisable within 60 days of March 17, 2008. Information regarding shares owned by each director or Named Executive Officer in the 401(k) Plan, Directors' Plan, Supplemental Plan and Southern Union Company Direct Stock Purchase Plan is as of December 31, 2007 (unless otherwise noted).  Certain of the directors and executive officers may pledge shares of common stock of the Company as collateral security in connection with personal lines of credit or broker margin or similar accounts.

(2)
Includes 4,015,979 shares owned directly; 3,289,220 shares owned by Mr. Lindemann's wife, Dr. F.B. Lindemann; 128,298 shares held through the Southern Union Supplemental Plan for Mr. Lindemann; 27,449 shares held by the 401(k) Plan for Mr. Lindemann; and 472,368 shares Mr. Lindemann is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.  On March 25, 2008, Mr. Lindemann exercised 214,290 non-statutory options.  The beneficial ownership of these non-statutory options is reflected in the foregoing chart as they were exercisable as of March 17, 2008.

(3)
Each member of the Lindemann family disclaims beneficial ownership of any shares owned by any other member of the Lindemann family. Accordingly, with respect to each member of the Lindemann family, the above table reflects only individual share ownership, except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).

(4)	Includes 26,895 shares pursuant to the Directors' Plan.

(5)	Includes 1,355 shares pursuant to the 401(k) Plan and 71,147 options that are or will become exercisable within 60 days of March 17, 2008.

(6)
Includes 15,949 shares pursuant to the Directors' Plan and 4,514 shares owned by the David L. Brodsky Retirement Plan, by Van Liew Capital and Trust Company, as trustee. Mr. Brodsky disclaims beneficial ownership of the retirement plan shares.

(7)
Includes 1,217 shares owned by Mr. Denius' wife; 68,938 shares owned by The Effie and Wofford Cain Foundation (the “Foundation”), of which Mr. Denius is a director; and 28,542 shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of the shares held by the Foundation because he does not have a pecuniary interest in or control of the Foundation's assets.

(8)	Includes 1,358 shares in the 401(k) Plan.

(9)	Includes 30,522 shares pursuant to the Directors' Plan and 1,275 shares owned by Dr. Gitter's daughter.

(10)	Includes 362,500 options that are currently exercisable and 3,100 shares held by Mr. Herschmann’s children for which Mr. Herschmann disclaims beneficial ownership.

(11)	Includes 9,831 shares in the Director's Deferred Compensation Plan.

(12)
Includes 2,979 shares pursuant to the 401(k) Plan; 1,037 shares owned jointly with his spouse; 10,640 shares in the Supplemental Plan; and 6,958 options that are or will become exercisable within 60 days of March 17, 2008.

(13)	Includes 1,841 shares owned by Mr. Rountree's wife; 1,618 held in an Individual Retirement Account and 39,475 shares pursuant to the Directors' Plan.

(14)	Includes 3,582 shares owned by Mr. Scherer's wife.

(15)
Excludes options to acquire shares of common stock that are not presently exercisable and do not become exercisable within 60 days of March 17, 2008 granted pursuant to plans that preceded the Stock Incentive Plan. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares that have not vested under the terms of such plans.

(16)
Reflects shares held by Sandell Asset Management Corp. and related entities reported to the Securities and Exchange Commission in a Schedule 13D/A on October 15, 2007.  The Company is unaware of any further rights or options to obtain shares held by Sandell Asset Management Corp. and/or any other related entities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. These officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the Section 16(a) forms that the Company's directors, executive officers and greater than 10% stockholders, if any, furnished to the Company and filed with the Securities and Exchange Commission during 2007, such persons complied with all applicable Section 16(a) filing requirements with respect to any open market transactions by these individuals during 2007.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the meeting except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

THE COMPANY’S 2007 ANNUAL REPORT

Copies of the Company's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon written request to the Secretary of the Company. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K for the year ended December 31, 2007 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

By Order of the Board of Directors,
/s/ ROBERT M. KERRIGAN III
ROBERT M.  KERRIGAN, III
Vice President, Assistant General
Counsel and Secretary

Houston, Texas
April 7, 2008